UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Interpublic Group of Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE INTERPUBLIC GROUP OF COMPANIES, INC.
1114 Avenue of the Americas
New York, New York 10036

April 19, 2010

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of The Interpublic Group of Companies, Inc., to be held at 9:30 A.M. Eastern Time, on Thursday, May 27, 2010. The meeting will be held in the McGraw Hill Building, 1221 Avenue of the Americas, New York, New York.

        The business to be considered is described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to these matters, we will present a report on the state of our company.

        We hope you will be able to attend.

Sincerely,
Michael I. Roth Chairman of the Board and Chief Executive Officer

THE INTERPUBLIC GROUP OF COMPANIES, INC.
1114 Avenue of the Americas
New York, New York 10036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 27, 2010

        The Annual Meeting of Shareholders of The Interpublic Group of Companies, Inc. ("Interpublic") will be held in the McGraw Hill Building, 1221 Avenue of the Americas, New York, New York, on Thursday, May 27, 2010, at 9:30 A.M., Eastern Time, for the following purposes:

  1.
  To elect nine directors;

  2.
  To confirm the appointment of PricewaterhouseCoopers LLP as Interpublic's independent registered public accounting firm for the year 2010;

  3.
  To consider and vote upon the shareholder proposal regarding the calling of special shareholder meetings; and

  4.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        The close of business on April 5, 2010 has been designated as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to be held on May 27, 2010.

        Interpublic's 2010 Proxy Statement and 2009 Annual Report are available electronically at http://www.interpublic.com/2010/proxymaterials

By Order of the Board of Directors,
Nicholas J. Camera Secretary

Dated: April 19, 2010

        Whether or not you plan to attend the meeting in person, please fill in, sign, date and promptly return the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States, or vote over the telephone or Internet. Your proxy is revocable, so that you may still vote your shares in person if you attend the meeting and wish to do so. If you wish to revoke your proxy, you will find instructions on how to do so on page 1 of this Proxy Statement.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

PROXY STATEMENT

GENERAL

Introduction

        The Interpublic Group of Companies, Inc. ("Interpublic", the "Company", "us", "we" or "our") is furnishing this Proxy Statement in connection with the solicitation by the Board of Directors of Interpublic of proxies to be voted at the Annual Meeting of Shareholders, which will be held in the McGraw Hill Building, 1221 Avenue of the Americas, New York, New York, at 9:30 A.M., Eastern Time, on Thursday, May 27, 2010.

        Interpublic's principal executive office is located at 1114 Avenue of the Americas, New York, NY 10036. This Proxy Statement and the enclosed form of proxy, together with Interpublic's Annual Report to Shareholders, are first being sent to shareholders on or about April 19, 2010.

        Any proxy given in response to this solicitation may be revoked at any time before it has been exercised. The giving of the proxy will not affect your right to vote in person if you attend the meeting. Your proxy, whether given by the execution of the proxy, by telephone or via the Internet, may be revoked at any time prior to its exercise by giving written notice to our Secretary at The Interpublic Group of Companies Inc., 1114 Avenue of the Americas, New York, NY 10036, by delivering a later dated proxy, or by voting in person at the meeting.

        If you do not attend the Annual Meeting, or if you attend and do not vote in person, the shares represented by your proxy will be voted in accordance with your instructions on the matters set forth in items 1 through 3. If no voting instructions are given with respect to any one or more of the items, a duly granted proxy will be voted on the uninstructed matter or matters as follows:

  •
  FOR the Board's nominees for election as directors;

  •
  FOR the confirmation of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as Interpublic's independent registered public accounting firm for 2010; and

  •
  AGAINST the shareholder resolution regarding the calling of special shareholder meetings.

        A duly granted proxy also may be voted in the discretion of the proxy holders on any other matter submitted to a vote at the meeting.

Outstanding Shares

        The record date for the Annual Meeting is April 5, 2010. The outstanding capital stock of Interpublic at the close of business on April 5, 2010 consisted of 489,655,041 shares of Interpublic common stock ("Common Stock"), and 525,000 shares of 5.25% Series B Cumulative Convertible Perpetual Preferred Stock (the "Series B Preferred Stock"). Only the holders Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter that is submitted to a vote of shareholders at the meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information concerning direct and indirect beneficial ownership of Common Stock as of December 31, 2009 by persons known to Interpublic to have beneficial ownership of more than 5% of the Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	44,172,493	8.98%
Dodge & Cox(3) 555 California Street, 40th Floor San Francisco, CA 94104	35,948,218	7.40%
The Bank of New York Mellon Corporation(4) One Wall Street 31st Floor New York, NY 10286	30,474,540	6.27%
UBS AG(5) Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	29,889,131	6.15%
BlackRock, Inc.(6) 40 East 52nd Street New York, NY 10022	27,818,263	5.72%
Ariel Investments, LLC(7) 200 E. Randolph Drive Suite 2900 Chicago, IL 60601	25,179,834	5.20%

(1)
The rules of the Securities Exchange Commission ("SEC") deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership of the security within 60 days, for example through the conversion of notes or preferred stock.

(2)
This disclosure is based on information supplied by FMR LLC ("FMR") in an amendment No. 2 to a Schedule 13G filed with the SEC on February 16, 2010, in which FMR reported that as of December 31, 2009, through the control of its subsidiaries Fidelity Management & Research Company, Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company and Strategic

  Advisers, Inc. (each an investment advisor), it has sole voting power with respect to 3,159,850 shares of Common Stock and sole dispositive power with respect to 44,172,493 shares of Common Stock. FMR reported that the number of shares of Common Stock that it beneficially owned included 6,023,132 shares issuable upon conversion of 82,294 shares of the Series B Preferred Stock.

(3)
This disclosure is based on information supplied by Dodge & Cox ("Dodge") in an Amendment No. 4 to a Schedule 13G filed with the SEC on February 12, 2010, in which Dodge reported that it is an investment adviser that has sole voting power with respect to 33,797,418 shares and shared voting power with respect to 94,900 shares of Common Stock and sole dispositive power with respect to 35,948,218 shares of Common Stock.

(4)
This disclosure is based on information supplied by The Bank of New York Mellon Corporation ("BNY Mellon") in a Schedule 13G filed with the SEC on February 4, 2010, in which BNY Mellon reported that it is a holding company of a group of banks and investment advisors that in the aggregate have sole voting power with respect to 28,402,969 shares, shared voting power with respect to 180,831 shares of Common Stock, sole dispositive power with respect to 30,184,746 shares of Common Stock and shared dispositive power with respect to 29,010 shares of Common Stock.

(5)
This disclosure is based on information supplied by UBS AG ("UBS") in an amendment No. 1 to a Schedule 13G filed with the SEC on February 11, 2010, in which UBS reported that it is a holding company of a group of investment management companies that in the aggregate have sole voting power with respect to 22,601,654 shares of Common Stock and shared dispositive power with respect to 29,889,131 shares of Common Stock.

(6)
This disclosure is based on information supplied by BlackRock Inc. ("BlackRock") in a Schedule 13G filed with the SEC on January 29, 2010, in which BlackRock reported that it is a holding company of a group of investment management companies that in the aggregate have sole voting power with respect to 27,818,263 shares of Common Stock and sole dispositive power with respect to 27,818,263 shares of Common Stock.

(7)
This disclosure is based on information supplied by Ariel Investments, LLC ("Ariel") in an Amendment No. 3 to a Schedule 13G filed with the SEC on February 12, 2010, in which Ariel reported that it is an investment adviser that has sole voting power with respect to 24,419,462 shares of Common Stock and sole dispositive power with respect to 25,159,194 shares of Common Stock.

 SHARE OWNERSHIP OF MANAGEMENT

        The following table sets forth information concerning the direct and indirect beneficial ownership of the Common Stock as of April 5, 2010 by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table on page 32, and all directors and executive officers of Interpublic as a group:

Name of Beneficial Owner	Common Stock Ownership(1)(2)	Options Exercisable Within 60 Days	Total
Frank J. Borelli	50,742	8,000	58,742
Reginald K. Brack	68,742	8,000	76,742
Jocelyn Carter-Miller	24,573	0	24,573
Jill M. Considine	49,242	8,000	57,242
John J. Dooner, Jr.	624,919	1,027,132	1,652,051
Richard A. Goldstein(3)	47,273	6,000	53,273
H. John Greeniaus	148,509	4,000	152,509
Mary J. Steele Guilfoile	24,573	0	24,573
William T. Kerr	65,642	0	65,642
Philippe Krakowsky	247,394	188,752	436,146
Frank Mergenthaler	522,639	373,518	896,157
Michael I. Roth	1,309,704	1,490,974	2,800,678
Timothy A. Sompolski	270,319	267,008	537,327
David M. Thomas	37,972	0	37,972
All directors and executive officers as a group (18 persons)	4,113,741	3,787,986	7,901,727	*

*
No individual identified in the table has beneficial ownership of more than 1% of the outstanding shares of Common Stock. Interpublic's directors and executive officers as a group have beneficial ownership of 1.6% of the outstanding shares of Common Stock. No executive officer or director of Interpublic has pledged as security any shares of Common Stock.

(1)
The rules of the SEC deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days, for example through the exercise of a stock option. Common Stock ownership set forth in this table includes unvested shares of restricted stock awarded under the 2006 Performance Incentive Plan and the Interpublic Non-Management Directors' Stock Incentive Plan due to the right of the persons identified to exercise voting power with respect to the shares. Except as otherwise indicated, each person has sole voting and sole dispositive power over the shares indicated as beneficially owned.

(2)
No executive officer or director of Interpublic is a beneficial owner of any (i) shares of the Series B Preferred Stock or (ii) of Interpublic's outstanding convertible notes.

(3)
Includes for Mr. Goldstein 10,200 shares owned by his spouse in a trust.

Voting

        Interpublic's by-laws provide that the election of each director requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, except that in a contested election where the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. Accordingly, at the 2010 Annual Meeting, a nominee will be elected as a director only if the holders of a majority of the shares present and entitled to vote cast votes "for" his or her election. In accordance with Interpublic's by-laws, any incumbent nominee who fails to receive the necessary vote "for" his or her election is required to resign from the Board no later than 120 days after the date of the certification of the election results.

        Approval of Items 2 and 3 will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Interpublic's transfer agent tabulates the votes. Abstentions and broker non-votes are each tabulated separately and are counted as shares present for the purpose of determining whether there is a quorum present for the conduct of business at the Annual Meeting. For Items 2 and 3, shares that are the subject of an abstention are included as shares entitled to vote on the matter and, therefore, have the same effect as a vote against the matter, and shares, if any, that are the subject of a broker non-vote with respect to a particular matter are not included as shares entitled to vote on that matter.

Shareholder Proposals To Be Presented At 2011 Annual Meeting

        Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders scheduled to be held on May 26, 2011, must be received by Interpublic by December 29, 2010, and must comply with applicable SEC regulations, in order to be considered for inclusion in Interpublic's Proxy Statement and form of proxy relating to that meeting. If notice of a proposal that a shareholder intends introduce at the 2011 Annual Meeting is not received by Interpublic before March 20, 2011, the persons named as proxies in Interpublic's 2011 proxy material will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxy holders intend to exercise their discretionary authority to vote on the matter.

 1.    ELECTION OF DIRECTORS

        The Board of Directors, on the recommendation of the Corporate Governance Committee, has nominated the individuals listed below as its candidates for election as directors at the Annual Meeting. Persons elected as directors at the Annual Meeting will hold office until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualify or until their earlier death, resignation or removal. Certain biographical information concerning each of the nominees is provided below. All of the nominees are currently serving as directors of Interpublic. The Board of Directors believes that each of the nominees will be available and able to serve as a director. However, if for any reason any of the nominees is unable to serve, all proxies will be voted for the remainder of the nominees and, unless the size of the Board of Directors is reduced, for a replacement nominee designated by the Board of Directors having due regard for any recommendation of the Corporate Governance Committee.

        The following information with respect to the principal occupation or employment, recent employment history, age and directorships in other companies is as of March 15, 2010, and has been furnished or confirmed to Interpublic by the respective nominees.

        Frank J. Borelli will not stand for re-election to the Board after 15 years of distinguished service, having reached the mandatory retirement age of 74 established by the Corporate Governance Committee.

        REGINALD K. BRACK is the Former Chairman and Chief Executive Officer of Time, Inc. ("Time"). From September 1994 to June 1997, Mr. Brack was Chairman of Time and was its Chairman, President and Chief Executive Officer from December 1986 until August 1994. Mr. Brack also serves on the Board of Directors of Quebecor World, Inc. Mr. Brack was inducted into the Advertising Hall of Fame in March 2001. Mr. Brack has been a director of Interpublic since 1996. Age 72.

        Qualifications:    Mr. Brack's experience as Chief Executive Officer at Time Inc, his previous role as Time's worldwide director of advertising and his former chairmanships of the Magazine Publishers of America and the Advertising Council, which he continues to serve as a director, provides the Board an important source of knowledge and expertise in the media and advertising field.

        JOCELYN CARTER-MILLER is President of TechEdVentures, Inc. a firm that develops and manages charter schools and community-based programs. Ms. Carter-Miller was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004. Prior to that time, Ms. Carter-Miller was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. from February 1999 until February 2002. Ms. Carter-Miller serves on the Board of Directors of The Principal Financial Group, Inc. and Netgear, Inc. Ms. Carter-Miller is also a former board member of the Association of National Advertisers. Ms. Carter-Miller has been a director of Interpublic since July 2007. Age 52.

        Qualifications:    Ms. Carter-Miller provides the Board with an important perspective in the marketing field, which is a critical component to Interpublic's business, based on her extensive executive and marketing experience acquired during her time at Motorola, where she served as its Chief Marketing Officer and more recently as Executive Vice President and Chief Marketing Officer of Office Depot, Inc. Her current work as President of TechEdVentures provides the Board with a meaningful voice in keeping Interpublic focused on its corporate social responsibilities.

        JILL M. CONSIDINE has been Senior Advisor of The Depository Trust & Clearing Corporation and its subsidiaries (securities depository and clearing house) since August 2007, having served as Chairman from August 2006 to August 2007, and as both Chairman and Chief Executive Officer from January 1999 to August 2006. The Depository Trust & Clearing Corporation is a holding company that is the parent of various securities clearing corporations and The Depository Trust Company which is a large securities depository limited purpose trust company and clearing corporation. She was President of the New York Clearing House Association, L.L.C. from 1993 to 1998. Ms. Considine served as a Managing Director, Chief Administrative Officer and as a member of the Board of Directors of American Express Bank Ltd.,

from 1991 to 1993. She has served as Nonexecutive Chairman of Butterfield Fulcrum Group Ltd. since 2008. She also serves on the Board of Directors of Atlantic Mutual Insurance Companies and Ambac Financial Group, Inc. Ms. Considine has been a director of Interpublic since February 1997. Age 65.

        Qualifications:    Ms. Considine's history in the financial industry, from serving as the New York State Superintendent of Banks to her current role as Chairman of Butterfield Fulcrum Group Limited, contributes to the financial expertise of the Board. Her knowledge and experience in financial, credit and liquidity matters provides a valuable perspective beneficial to the Board in its overall assessment and management of Interpublic's credit and liquidity positions and overall assessment of industry and operational risks.

        RICHARD A. GOLDSTEIN retired as Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. (IFF) in May 2006 after serving in that position for six years. Prior to his six years leading IFF, Mr. Goldstein served for 25 years in key executive positions at Unilever, including as Business Group President of Unilever North American Foods from 1996 to June 2000 and as President and Chief Executive Officer of Unilever United States, Inc. from 1989 to June 2000. Mr. Goldstein is also a Director of Fiduciary Trust Company International and Fortune Brands. Mr. Goldstein has been a director of Interpublic since 2001. Age 68.

        Qualifications:    Mr. Goldstein brings to the Board his leadership and experience as a former Chairman and Chief Executive Officer, which is critical in his role as Presiding Director. His time as Chief Executive Officer of IFF and Unilever United States as well as his directorships at other public companies, allows him to offer a broad perspective on corporate governance and financial control matters.

        H. JOHN GREENIAUS has been President of G-Force, Inc. since 1998. He was Chairman and Chief Executive Officer of Nabisco, Inc. from 1993 through 1997. Prior to 1993, Mr. Greeniaus held various marketing and general management positions in the U.S., Canada, and the U.K. with Nabisco, PepsiCo, J. Walter Thompson and Procter & Gamble. He also serves on the Board of Directors of Primedia Inc. Mr. Greeniaus has been a director of Interpublic since December 2001. Age 65.

        Qualifications:    Mr. Greeniaus provides insight into the challenges and issues facing a global enterprise from his experience as the former Chairman and Chief Executive Officer of Nabisco, as well as other previous management roles at Pepsico, J. Walter Thompson and Proctor & Gamble. Mr. Greeniaus' current role as President of G-Force, a financial services company, allows the Board to benefit from his general knowledge of financial issues relevant in today's marketplace.

        MARY J. STEELE GUILFOILE is currently Chairman of MG Advisors, Inc., a privately owned financial services merger and acquisitions advisory and consulting firm. From 2000 to 2002, Ms. Guilfoile was Executive Vice President and Corporate Treasurer at JPMorgan Chase & Co. and also served as Chief Administrative Officer of its investment bank. Ms. Guilfoile was Partner, CFO and COO of The Beacon Group, LLC, a private equity, strategic advisory and wealth management partnership, from 1996 through 2000. Ms. Guilfoile continues as a Partner of The Beacon Group, LP, a private investment group. Ms. Guilfoile also serves on the Board of Directors of Valley National Bancorp and served on the board of directors of Viasys Healthcare Inc. (now known as CareFusion) from 2001 through 2005, where she was Chairman of the Audit Committee. Ms. Guilfoile has been a director of Interpublic since October 2007. Age 55.

        Qualifications:    Ms Guilfoile's knowledge and expertise as a financial industry executive and her training as a certified public accountant contributes an important perspective to the Board. Ms. Guilfoile's tenure at JP Morgan Chase, and its predecessor companies, serving as Corporate Treasurer, Chief Administrative Officer for its investment bank, and in various merger integration, executive management and strategic planning positions, as well as her current role as Chairman of MG Advisors, Inc., brings to the Board someone with valuable experience and expertise in corporate governance, accounting and auditing matters.

        WILLIAM T. KERR is currently President and Chief Executive Officer of Arbitron Inc. a media and marketing research firm. Mr. Kerr was Chairman of Meredith Corporation from 1998 to 2010. He was Chairman and Chief Executive Officer of Meredith Corporation from 1998 to 2006. He was President and Chief Executive Officer of Meredith Corporation from 1997 to 1998. Mr. Kerr served as President and Chief Operating Officer for Meredith Corporation from 1994 through 1997 and as Executive Vice President of Meredith Corporation and President of its Magazine Group from 1991 through 1994. Prior to that time, Mr. Kerr served as Vice President of The New York Times Company and President of its magazine group, a position he held since 1984. Mr. Kerr served on the Board of Directors of the Principal Financial Group from 2001 until February 2010. Mr. Kerr also serves on the Board of Directors of the Whirlpool Corporation and Arbitron, Inc. Mr. Kerr has been a director of Interpublic since October 2006. Age 68.

        Qualifications:    Mr. Kerr's general business background and knowledge in the fields of marketing research and media make a valuable contribution to the Board. Serving as Chief Executive Officer and a member of the board of Arbitron, as well as his previous executive experience at Meredith Corporation, a diversified media company, Mr. Kerr provides to the Board the perspective and insights of an organizational leader confronting issues similar to those faced by Interpublic.

        MICHAEL I. ROTH became Chairman of the Board and Chief Executive Officer of Interpublic, effective January 19, 2005. Prior to that time Mr. Roth served as Chairman of the Board of Interpublic from July 13, 2004 to January 2005. Mr. Roth served as Chairman and Chief Executive Officer of The MONY Group Inc. from February 1994 to June 2004. Mr. Roth also serves on the Board of Directors of Pitney Bowes Inc. and Gaylord Entertainment Company. Mr. Roth has been a director of Interpublic since February 2002. Age 64.

        Qualifications:    Mr. Roth's leadership and perspective as Interpublic's Chairman and Chief Executive Officer gives him an intimate knowledge of the Company's operations and his role as Chairman of the Board is aided by his successful tenure as Chairman and Chief Executive Officer of The MONY Group. Mr. Roth's other current directorships, and his accounting, tax and legal background, as a certified public accountant and holding an L.L.M. degree from New York University Law School, also adds significant value to his overall contributions as a member of the Board and in his role as Chairman.

        DAVID M. THOMAS retired as executive chairman of IMS Health Inc. ("IMS") in March 2006, after serving in that position since January 2005. From November 2000 until January 2005, Mr. Thomas served as Chairman and Chief Executive Officer of IMS. Prior to joining IMS, Mr. Thomas was Senior Vice President and Group Executive of IBM from January 1998 to July 2000. Mr. Thomas also serves on the Board of Directors of Fortune Brands Inc. and Board of Trustees of Fidelity Investments. Formerly a director of IMS and the Trizetto Group, Inc. Mr. Thomas has been a director of Interpublic since October 2004. Age 61.

        Qualifications:    Mr. Thomas' experience as a Chief Executive Officer and overall management experience at premiere global technology companies provides a vital perspective for the Board as it addresses the rapidly changing and growing landscape in advertising and marketing. Mr. Thomas also provides the Board with a great deal of insight and perspective in the healthcare advertising field having served as Chairman and Chief Executive Officer of IMS.

 CORPORATE GOVERNANCE PRACTICES

Corporate Governance Guidelines

        Interpublic has a strong commitment to maintaining sound corporate governance practices. Interpublic's Corporate Governance Guidelines are available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary.

Director Independence

        In accordance with New York Stock Exchange ("NYSE") listing standards (the "NYSE Listing Standards"), the Board annually evaluates the independence of each member of the Board of Directors under the independence standards set forth in Interpublic's Corporate Governance Guidelines, and under the applicable rules of the NYSE Listing Standards. Interpublic's Director Independence Standards are included in Interpublic's "Corporate Governance Guidelines" available at the website noted above.

        Interpublic has ten directors, one of whom, Michael I. Roth, is an employee of Interpublic (who is referred to in this Proxy Statement as the "Management Director") and nine of whom are not employees of Interpublic or its subsidiaries (those non-employee directors are referred to in this Proxy Statement as "Non-Management Directors"). Of the nine Non-Management Directors, the Corporate Governance Committee has determined, at its meeting held on February 25, 2010, that Mss. Carter-Miller, Considine and Guilfoile and Messrs. Brack, Goldstein, Greeniaus, Kerr and Thomas are each independent directors under its Corporate Governance Guidelines and the NYSE Listing Standards. Under the NYSE Listing Standards, Mr. Borelli is deemed not to be independent because his son is a principal of Deloitte & Touche, which Interpublic has used to support a number of internal audit functions. Mr. Borelli's son is not a certified public accountant and is not engaged in providing services to Interpublic. Each member of the Compensation Committee, the Corporate Governance Committee and the Audit Committee is an independent director.

Meeting of Independent Directors

        The NYSE Listing Standards require that if the group of Non-Management Directors includes one or more directors that are not independent, then at least once annually, the Non-Management Directors should hold an executive session that includes only independent directors. The Board held an executive session of its independent directors on February 25, 2010. Mr. Goldstein served as the Chairperson of the executive session.

Director Selection Process

        The Corporate Governance Committee is charged with the responsibilities described in this Proxy Statement below under the heading "Principal Committees of the Board of Directors—Corporate Governance Committee."

        One of the Committee's responsibilities is to identify and recommend to the Board candidates for election as directors. The Committee considers candidates suggested by its members, other directors, senior management and shareholders as necessary in anticipation of upcoming director elections or due to Board vacancies. The Committee is given broad authorization to retain, at the expense of Interpublic, external legal, accounting or other advisers including search firms to identify candidates and to perform "background reviews" of potential candidates. The Committee is expected to provide guidance to search firms it retains about the particular qualifications the Board is then seeking.

        All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates are considered in light of the entirety of their credentials, including:

  •
  their business and professional achievements, knowledge, experience and background, particularly in light of the principal current and prospective businesses of Interpublic and the strategic challenges facing Interpublic and its industry as a whole;

  •
  their integrity and independence of judgment;

  •
  their ability and willingness to devote sufficient time to Board duties;

  •
  their qualifications for membership on one or more of the committees of the Board;

  •
  their potential contribution to the diversity and culture of the Board;

  •
  their educational background;

  •
  their independence from management under NYSE Listing Standards and Interpublic's Corporate Governance Guidelines;

  •
  the needs of the Board and Interpublic; and

  •
  the Board's policies regarding the number of boards on which a director may sit, director tenure, retirement and succession as set out in Interpublic's Corporate Governance Guidelines.

        In determining the needs of the Board and Interpublic, the Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board's annual self-evaluation), the CEO and other members of senior management and, where appropriate, external advisers. All directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various committees, as well as in less formal contacts with management.

        Director candidates, other than sitting directors, are interviewed by members of the Committee and by other directors, the CEO and other key management personnel, and the results of those interviews are considered by the Committee in its deliberations. The Committee also reviews sitting directors who are considered potential candidates for re-election, in light of the above considerations and their past contributions to the Board.

        Shareholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of its Chairperson, at The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036. Any recommendations will be considered for the next annual election of directors in 2011. A recommendation should include the proposed candidate's name, biographical data and a description of his or her qualifications in light of the criteria listed above.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND NON-MANAGEMENT DIRECTORS

        Interested parties may contact Interpublic's Board of Directors, or the Non-Management Directors as a group, at the following address:

  Board of Directors or Non-Management Directors, as applicable
  The Interpublic Group of Companies, Inc.
  1114 Avenue of the Americas
  New York, NY 10036

        Communications may also be sent to individual directors at the above address. Communications to the Board, the Non-Management Directors or to any individual director that relate to Interpublic's accounting, internal accounting controls or auditing matters will also be referred to the chairperson of the Audit Committee. Other communications will be referred to the Presiding Director (whose responsibilities are described below) or the appropriate committee chairperson.

CODE OF CONDUCT

        Interpublic has adopted a code of ethics, known as the Code of Conduct, which applies to all employees of Interpublic and its subsidiaries and affiliates. Interpublic's Corporate Governance Guidelines provide that members of the Board of Directors and officers (which includes Interpublic's Chief Executive Officer, Chief Financial Officer, Controller and Chief Accounting Officer and other persons performing similar functions) must comply with the Code of Conduct. In addition, the Corporate Governance Guidelines state that the Board will not waive any provision of the Code of Conduct for any director or executive officer. The Code of Conduct, including future amendments, is available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary.

MEETINGS AND COMMITTEES OF THE BOARD

Board Structure and Committees

        The standing committees of the Board consist of the Executive Committee, the Compensation and Leadership Talent Committee, the Corporate Governance Committee and the Audit Committee. The activities of the Compensation and Leadership Talent Committee, the Corporate Governance Committee and the Audit Committee are each governed by a charter that is available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary. A description of the responsibilities of each standing Committee of the Board is provided in this Proxy Statement below under the heading "Principal Committees of the Board of Directors."

Attendance at Board of Directors and Committee Meetings

        The Corporate Governance Guidelines provide that each director is expected to prepare for, attend and participate in, at least 75% of all regularly scheduled and special meetings of the Board, absent special circumstances. The Board of Directors of Interpublic held 7 meetings in 2009 and committees of the Board held a total of 19 meetings. During 2009, each director attended 75% or more of the total number of meetings of the Board of Directors and committees on which he or she served.

Attendance at Annual Meeting of Shareholders

        Interpublic does not have a specific policy for attendance by directors at the Annual Meeting of Shareholders. However, each current director who was a director at the time of the 2009 Annual Meeting attended the meeting.

Principal Committees of The Board of Directors

        The table below provides 2009 membership information for each of the Board Committees.

Name	Audit	Compensation and Leadership Talent	Corporate Governance	Executive
Frank Borelli				•
Reginald K. Brack		•	•	•
Jocelyn Carter-Miller	•	•
Jill M. Considine		C	•	•
Richard A. Goldstein**	•		C	•
H. John Greeniaus	•	•
Mary J. Steele Guilfoile	•		•
William T. Kerr	•	•
Michael I. Roth				C
David Thomas	C		•
Number of Meetings Held in 2009	6	7	6	0

Member:  •
Chair:  C
Presiding Director:  **

Executive Committee

        The Executive Committee is authorized, when the Board of Directors is not in session, to exercise all powers of the Board of Directors which, under Delaware law and the by-laws of Interpublic, may properly be delegated to a committee, except certain powers that have been delegated to other committees of the Board of Directors or reserved for the Board of Directors itself. Due to the frequency of meetings of the Board and other committees of the Board, the Executive Committee did not hold any meetings in 2009.

Corporate Governance Committee

        The Corporate Governance Committee is responsible for recommending to the Board of Directors the persons to be nominated for election to the Board of Directors and the membership and chairman of each Board committee. The other responsibilities of the Corporate Governance Committee include the establishment of criteria for membership on the Board and its committees, the review and recommendation to the Board as to the independence of Non-Management Directors under the standards set forth in Interpublic's Corporate Governance Guidelines and the NYSE Listing Standards, the evaluation on an annual basis of the collective performance of the Board and the Board's committees, the recommendation to the Board of compensation and benefits for Non-Management Directors, and the review, continual assessment and recommendation to the Board of the best practices in corporate governance matters generally.

Audit Committee

        The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the internal and external audit processes. In addition, the Audit Committee provides an avenue for communication among internal audit, the independent auditors, financial management and the Board. The Audit Committee also is responsible for the selection and retention of Interpublic's independent auditors and the review of their compensation, subject to approval of the Board of Directors. Specific activities of the Audit Committee are described in the Audit

Committee Report below. Each member of the Audit Committee is a Non-Management Director and is independent in accordance with the standards set forth in Interpublic's Corporate Governance Guidelines and the NYSE Listing Standards. The Board has determined that each member of the Audit Committee qualifies as an "audit committee financial expert" within the meaning of applicable SEC rules.

Compensation and Leadership Talent Committee

        The Compensation and Leadership Talent Committee (the "Compensation Committee") is responsible for the adoption and periodic review of a remuneration strategy for Interpublic and its subsidiaries, which ensures that executive compensation for key senior executives is designed to incentivize and reward long-term growth, profitability and return to shareholders.

        The Compensation Committee is responsible for approving the compensation paid to senior executives of Interpublic and its subsidiaries. For these purposes, compensation includes but is not limited to: (1) base salary, (2) deferred compensation, (3) bonuses and other extra compensation of all types, including annual and long-term performance incentive awards under Interpublic's 2009 Performance Incentive Plan (the "2009 PIP"), (4) the Interpublic Restricted Cash Plan, (5) insurance paid for by Interpublic or any of its subsidiaries other than group plans, (6) annuities and individual retirement arrangements, (7) Executive Special Benefit Agreements ("ESBAs"), (8) Interpublic's Senior Executive Retirement Income Plan ("SERIP"), and (9) Interpublic's Capital Accumulation Plan ("CAP"). The Compensation Committee also administers the 2009 PIP (and its predecessors, the 2006 Performance Incentive Plan, the 2004 Performance Incentive Plan, the 2002 Performance Incentive Plan and the 1997 Performance Incentive Plan) and the Employee Stock Purchase Plan (2006) (the "2006 Stock Purchase Plan").

        The Compensation Committee approves any newly adopted or major changes made to these plans and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans. The Compensation Committee also reviews initiatives of Interpublic and its subsidiaries to retain and develop key employees on an ongoing basis and coordinates, manages and reports to the Board on the annual performance evaluation of key executives of Interpublic. In addition, the Compensation Committee is authorized, if appropriate, to hire experts or other independent advisers or legal counsel, at Interpublic's expense, to assist the Compensation Committee in the discharge of its duties.

        The Compensation Committee's primary processes for establishing and overseeing executive compensation can be found below in the Compensation Discussion and Analysis under the heading "Setting Compensation for the Named Executive Officers."

Board Leadership Structure

        The Board continually examines its policies to ensure that Interpublic's corporate governance and Board structure sufficiently maximize the Company's effectiveness. Currently, the Board believes that Interpublic's Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the operations of the Company, and most capable of determining the strategic and operational priorities of Interpublic and leading the discussion with the Board. To ensure a proper level of independent board oversight, the Board has also designated a Presiding Director, having the duties listed below. The Board believes that the corporate governance measures it has in place ensures that strong, independent directors continue to effectively oversee our management and to provide vigorous oversight of our key issues relating to strategy, risk and integrity.

        Interpublic's Board structure allows for independent directors to bring experience, oversight and expertise from outside Interpublic and other industries, while the Chief Executive Officer brings a company-specific knowledge base and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes more effective strategy development and execution and a more enhanced information flow between management and the Board, which are essential to effective governance. The Board believes the combined role of Chairman and Chief Executive Officer, together with a Presiding Director, provides the most efficient and effective leadership for Interpublic, and accordingly is in the best interests of shareholders.

Presiding Director

        The Presiding Director of the Board helps to coordinate communications between the Board and management of Interpublic. Specifically, the Presiding Director convenes and chairs meetings of the Non-Management Directors, coordinates and develops the agenda for, and chairs executive sessions of, the Non-Management Directors, coordinates feedback to the Chairman and Chief Executive Officer on behalf of the Non-Management Directors regarding business issues and management, and coordinates and develops with the Chairman of the Board and Chief Executive Officer the agendas and presentations for meetings of the Board together with the informational needs associated with those agendas and presentations. Mr. Goldstein currently serves as the Presiding Director.

Risk Management

        The Board and its committees have an active role in the oversight and management of Interpublic's risks. Certain elements of the Board's risk management practices include:

  •
  An annual review and assessment by the Board of the primary operational and regulatory risks facing Interpublic, their relative magnitude and management's plan for mitigating these risks.

  •
  Specific oversight by the Audit Committee of Interpublic's financial risk exposure, including Interpublic's credit and liquidity position. Such oversight includes discussions with management and internal audit on the magnitude and steps taken to address and mitigate any such risks.

  •
  Audit Committee oversight of Interpublic's compliance with its Code of Conduct, including establishing procedures for the receipt of anonymous complaints or concerns from employees on accounting, internal accounting controls and auditing matters.

  •
  Corporate Governance Committee management and oversight of potential risks associated with the independence of the Board and potential conflicts of interests.

  •
  Compensation Committee evaluation and management of risks relating to Interpublic's compensation plans and arrangements, as well as Interpublic's overall compensation philosophy and practices.

  •
  The establishment of numerous standard policies specifically designed to mitigate potential risks, including requiring Board approval for all acquisitions above a reasonably modest dollar amount.

  •
  Audit Committee administration of Interpublic's Related Person Transaction Policy.

        Each committee also regularly informs the Board of any potential issues or concerns raised when performing its risk management duties.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

        Interpublic's Code of Conduct requires directors and employees to avoid activities that could conflict with the interests of Interpublic, except for transactions that are disclosed and approved in advance. Interpublic has adopted a written policy (the "Related Person Transaction Policy") for approval of any transaction, agreement or relationship between Interpublic or any of its consolidated subsidiaries and a Related Person (a "Related Person Transaction").

        Under the Related Person Transaction Policy, a "Related Person" is defined as any (i) director, nominee for election as a director, or executive officer of Interpublic or a nominee for director or any of their immediate family members (as defined by the Related Person Transaction Policy); (ii) any entity, including not-for-profit and charitable organizations, controlled by or in which any of the foregoing persons have a substantial beneficial ownership interest; or (iii) any person who is known to be, at the time of the transaction, the beneficial owner of more than 5% of the voting securities of Interpublic or an immediate family member of such person.

        Under the policy, Related Person Transactions do not include any employee benefit plan, program, agreement or arrangement that has been approved by the Compensation Committee or recommended by the Compensation Committee for approval by the Board.

        To facilitate compliance with the policy, the Code of Conduct requires that employees, including directors and executive officers, report circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of Interpublic, regardless of the amount involved, to Interpublic's Chief Risk Officer using Interpublic's Compliance Report Form. Each director and executive officer annually confirms to the Company certain information about Related Person Transactions as part of the preparation of Interpublic's Annual Report on Form 10-K and its annual proxy statement. Director nominees and persons promoted to executive officer positions must also confirm such information at the time of their nomination or promotion. Management also reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other sources of information for the purpose of identifying Related Person Transactions, including Related Person Transactions involving beneficial owners of more than 5% of Interpublic's voting securities.

        The Audit Committee reviews transactions subject to the Related Person Transaction Policy and determines whether or not to approve or disapprove those transactions, by examining whether or not the transactions are fair, reasonable and within Interpublic policy. The Audit Committee makes its determination by taking into account all relevant factors and any controls that may be implemented to protect the interests of Interpublic and its shareholders. Among the factors that the Audit Committee takes into account in determining whether a transaction is fair and reasonable, as applicable, are the following:

  •
  the benefits of the transaction to Interpublic;

  •
  the terms of the transaction and whether they are arm's-length and in the ordinary course of Interpublic's business;

  •
  the direct or indirect nature of the related person's interest in the transaction;

  •
  the size and expected term of the transaction; and

  •
  other facts and circumstances that bear on the materiality of the Related Person Transaction under applicable law and listing standards.

        No director may participate in any consideration or approval of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions entered into, but not approved or ratified as required by the Related Person Transaction Policy, are subject to termination by Interpublic. If the transaction has been completed, the Audit Committee will consider if rescission of the transaction is appropriate and whether disciplinary action is warranted.

Related Person Transactions

        Since January 1, 2009, there were no transactions involving a "related person" identified in the responses to the annual questionnaire sent to each director and executive officer of Interpublic or that otherwise are known to the Audit Committee or Interpublic.

 SHARE OWNERSHIP GUIDELINES

        Director Share Ownership Guidelines.    The Compensation Committee has adopted Common Stock ownership guidelines for Non-Management Directors. These guidelines set the minimum ownership expectations for Non-Management Directors at a value of $240,000, which represents three times the Directors' current annual cash retainer of $80,000. Non-Management Directors have 5 years from their initial election to meet this guideline (or, for incumbent directors, until October 2012). Annual grants to Directors of shares of restricted stock are included in the determination of the ownership guideline amount, but Common Stock underlying unexercised stock options held by Non-Management Directors is not included. In addition, Non-Management Directors will be required to hold all shares awarded to them (net of any shares sold to meet tax withholding requirements upon vesting) until they resign or retire from the Board. The Company believes that the equity component of director compensation serves to further align the Non-Management Directors with the interests of our shareholders. For information about share ownership of our Non-Management Directors, see "Non-Management Director Compensation" on page 20 and "Share Ownership of Management" on page 4.

        Executive and Senior Management Share Ownership Guidelines.    In 2007, the Compensation Committee adopted formal share ownership guidelines that set minimum expectations for ownership of Common Stock by executive and senior management of Interpublic and its subsidiaries. Currently, 43 executives and members of senior management are covered under this share ownership policy. The ownership guidelines state that executives and members of senior management are required to reach certain levels of stock ownership — stated as a multiple of an executive's base salary — within five years of becoming subject to the guidelines and are encouraged to reach the applicable level earlier. The expected level of Common Stock ownership is as follows:

Value of Shares Owned
Chief Executive Officer	5.0 × Base Salary
Executive officers and members of senior management	2.0 × Base Salary
Officers and members of senior management	0.75 × Base Salary

        For purposes of these guidelines, Common Stock ownership includes shares over which the executive has direct or indirect ownership or control, including shares of restricted stock and shares purchased under the 2006 Employee Stock Purchase Plan. Shares underlying unexercised stock options are not considered in determining whether these guidelines have been met. Executive and senior management are encouraged to hold all compensatory shares (net of any shares sold to meet tax withholding requirements) until the applicable Common Stock ownership level is reached. For information about executive stock ownership, see "Share Ownership of Management" on page 4.

NON-MANAGEMENT DIRECTOR COMPENSATION

Annual Board/Committee Retainer Fees

        During 2009, each Non-Management Director received as cash compensation for services rendered an annual retainer of $80,000, and no additional compensation for attendance at Board or committee meetings.

        The Chairperson of the Corporate Governance, Compensation and Audit Committees receive an additional annual retainer for service in that capacity. Effective March 26, 2009, the Board increased the fee paid to the Chairperson of the Corporate Governance Committee from $7,500 per year to $10,000, to the Chairperson of the Compensation Committee from $7,500 per year to $15,000 and to the Chairperson of the Audit Committee from $10,000 per year to $15,000.

Presiding Director Retainer Fees

        Effective March 26, 2009. The Board decreased the annual retainer paid to the Presiding Director of the Board to $25,000 from $50,000. As Presiding Director for 2009, Mr. Goldstein received $33,333 in addition to his retainer (i) as a Non-Management Director and (ii) Chairperson of the Audit Committee.

Non-Management Directors Plan

        Each Non-Management Director also receives, as consideration for services rendered as a member of the Board, stock-based compensation under the 2009 Interpublic Non-Management Directors' Stock Incentive Plan, which was approved by the shareholders in 2009 (the "2009 Directors' Plan"). The 2009 Directors' Plan provided for grant to each Non-Management Director on May 29, 2009 of restricted shares of Common Stock having a market value of $80,000 on the date of grant (the "Restricted Shares").

        Under the terms of the 2009 Director Plan, a recipient of Restricted Shares has all rights of ownership, including the right to vote and to receive dividends, except that, during a restricted period ending on the third anniversary of that date of the grant (or January 31, 2012, in the case of the May 29, 2009 award), (i) the recipient is prohibited from selling or otherwise transferring the shares and (ii) if the recipient's service as a director terminates for any reason other than due to death or disability all such Restricted Shares will be forfeited, except to the extent that the Corporate Governance Committee, which is responsible for the administration of the 2009 Directors' Plan, determines otherwise in the case of a cessation of service that occurs on or after the first anniversary of the grant. If the service of a director terminates due to death or disability, the restrictions will lapse.

        The Corporate Governance Committee may, in its discretion, direct Interpublic to make cash payments to the recipient of any Restricted Shares to assist in satisfying the federal income tax liability with respect to the receipt or vesting of any Restricted Shares awarded under the Non-Management Directors Plan. For 2009, the Corporate Governance Committee did not direct Interpublic to make any such cash payments.

        On May 29, 2009, in accordance with the 2009 Directors' Plan, Mss. Carter-Miller, Considine and Guilfoile and Messrs. Borelli, Brack, Goldstein, Greeniaus, Kerr and Thomas each received a grant of 15,549 Restricted Shares.

Deferred Compensation

        Mr. Goldstein and Ms. Considine each has an agreement with Interpublic under which they deferred all fees received as a director or as a member of any committee of the Board of Directors prior to 2007. In 2009, the amounts deferred earned credits equivalent to 1.81% interest in accordance with the terms of Interpublic's Plan for Credits Equivalent to Interest on Balances of Deferred Compensation Owing under Employment Agreements. Payments of the amounts deferred, together with accrued interest, will be made to the director, or to one or more designated beneficiaries, in a lump-sum within 30 days after the director's separation from the Board.

        The following table shows the compensation paid to Non-Management Directors for 2009.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(5)	Total ($)
Frank Borelli	80,000	80,000	0	0	0		20,000	180,000
Reginald K. Brack	80,000	80,000	0	0	0		20,000	180,000
Jocelyn Carter-Miller	80,000	80,000	0	0	0		0	160,000
Jill M. Considine	91,250	80,000	0	0	0	(4)	20,000	191,250
Richard A. Goldstein	122,083	80,000	0	0	0	(4)	20,000	222,083
H. John Greeniaus	80,000	80,000	0	0	0		20,000	180,000
Mary J. Steele Guilfoile	80,000	80,000	0	0	0		20,000	180,000
William T. Kerr	80,000	80,000	0	0	0		18,500	178,500
David M. Thomas	92,500	80,000	0	0	0		20,000	192,500

(1)
Michael Roth, Interpublic's Chairman of the Board and Chief Executive Officer, is not included in this table because he is an employee of Interpublic and thus receives no compensation for his services as Director. Mr. Roth's compensation as an employee of Interpublic is shown in the Summary Compensation Table on page 32, and the sections that follow the Summary Compensation Table.

(2)
Consists of annual retainer fees, Committee chairmanship fees and, for Mr. Goldstein, the fee for service as the Presiding Director.

(3)
Consists of for each fiscal year the full grant date fair value of stock awards made during the covered fiscal year, computed in accordance with FASB ASC Topic 718.

(4)
Ms. Considine and Mr. Goldstein each have an agreement with Interpublic under which each director deferred all fees that he or she received as a director or a member of any committee prior to 2007, which is described in greater detail on page 17, under the heading "Deferred Compensation." Ms. Considine and Mr. Goldstein each elected to end the deferral of his or her fees as of December 31, 2006. During 2009, the deferral balances earned credits equivalent to an interest rate 1.8%, and accordingly were not "above-market" or "preferential" as defined by SEC rules.

(5)
Consisting of a matching payment made by the Company under a program approved by the Board of Directors that has been in effect for a number of years a program under which the Company will match up to a maximum of $20,000 in charitable contributions made to eligible charities and academic institutions by members of the Board of Directors and certain senior management employees of Interpublic and its subsidiaries.

 COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation and Leadership Talent Committee of the Board (for the purposes of this discussion and analysis, the "Committee") is responsible for establishing, implementing and continually monitoring adherence to the Company's compensation philosophy, approving compensation awarded to senior corporate and operating executives, including the executive officers named in the Summary Compensation Table, and authorizing all awards under Interpublic's 2009 Performance Incentive Plan and its predecessor Performance Plans (collectively the "PIP").

        Throughout this proxy statement, we refer to the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2009, as well as the other individuals included in the Summary Compensation Table on page 32 as the "named executive officers."

Compensation Philosophy

        The success of our Company continues to depend on our ability to attract, motivate and retain a diverse group of key talent throughout our organizations that enables us to deliver the best solutions to our clients. Talent is our Company's most vital asset and most significant expense, so we must ensure our investments in this resource are disciplined and designed to drive results.

        In selecting, evaluating and administering our compensation programs, including those that involve the named executive officers and those that apply more broadly within the Company, management and the Committee are guided by the following principles, which the Committee reaffirmed at its December 2009 meeting:

  •
  Our fixed and performance-based compensation will target the median of our competitive market for talent. Outstanding financial and individual performance may deliver total earned compensation above the median.

  •
  This competitive market will be developed by identifying companies with similar talent requirements within the following sectors: marketing communications, professional services, media, entertainment and publishing.

  •
  All individual pay decisions will consider the competitive market data and will be based on the executive's performance, contributions and individual skills, as identified in the talent review process. This may result in pay levels exceeding the median of our competitive market for certain executives.

  •
  Our executive compensation programs will include base salary, performance-based annual and long-term incentives, retirement and other benefit programs (as described below). Company paid perquisites will not be offered to our most senior executives.

  •
  The communication and implementation of our compensation programs will be as clear, specific and transparent as possible.

  •
  Our compensation programs will be balanced and intended to treat all stakeholders equitably.

  •
  We will strive to design incentive programs that are responsive to unique market requirements and that provide meaningful and appropriate rewards for superior results, encouraging executives to take calculated good business risks to drive performance while discouraging excessive risk that lacks reason or justification.

  •
  Senior executives and Non-Management Directors will be required to meet stock ownership guidelines.

  •
  Incentive recovery policies will be vigorously enforced when warranted.

        The Company's overall compensation program comprises four principal elements: base salary, annual incentives, long-term incentives consisting of stock options, performance cash and restricted stock awards, and retirement and other benefits. Each of these major compensation program elements is discussed below in the section entitled "2009 Executive Compensation Program Elements."

Role of Executive Officers and Management in Compensation Decisions

        The Committee makes all pay decisions related to the named executive officers. The CEO does not participate in the Committee's deliberations or decisions with regard to his own compensation. However, at the Committee's request, the CEO presents individual pay recommendations to the Committee for the CFO, the other named executive officers, and other executives whose compensation arrangements are subject to the Committee's review. The CEO's pay recommendations are informed by his assessments of individual contributions, achievement of specified performance objectives, talent review results, competitive pay data discussed below and other factors. These recommendations are then considered by the Committee with the assistance of its independent consultant.

        The CEO, Chief Human Resources Officer, General Counsel, and Vice President of Global Compensation attend Committee meetings, but are not present for the Committee's executive sessions or for any discussion of their own compensation. Other senior executives, as appropriate to the topic, will attend Committee meetings, but they do not attend executive sessions or any discussion of their own compensation.

Role of Independent Consultant

        In 2009, the Committee retained the services of an external compensation consultant, Hewitt Associates ("Hewitt") to work for the Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations.

        At no time during 2009 or at any other time did the Committee direct Hewitt to perform services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate the consultant, and the Committee evaluates the consultant annually. During 2009, Hewitt did not provide any consulting advice to us outside the scope of executive compensation.

        After 2009 year-end, but prior to the filing of this proxy statement, Hewitt Associates spun off a portion of its executive compensation practice into a separate, entirely independent entity named Meridian Compensation Partners, LLC ("Meridian"). Due to the importance of independence, and to maintain consistent process and representation, the Compensation and Leadership Talent Committee decided to retain Meridian for 2010 as its independent executive compensation consultant.

Setting Compensation for the Named Executive Officers

        Interpublic's annual and long-term cash- and equity-based compensation programs are structured to motivate the named executive officers to achieve the strategic and operational goals set by the Company and reward executives for achieving such goals. In addition, the Company's benefit packages are intended to be competitive and attract top talent.

        The Committee reviewed the Company's compensation policies and programs and believes they encourage executives to remain focused on both the short- and long-term goals of the Company and do not generally encourage or allow for excessive and unnecessary risk-taking.

        The Committee reviews and assesses compensation for the named executive officers on an annual basis. The Committee approves adjustments as appropriate based on the compensation philosophy discussed above and also considers the length of time since the last adjustment. Material changes in compensation typically occur only based on performance, in response to significant changes in responsibility or market conditions, or in limited circumstances when the company is at risk of losing a talented employee.

        Compensation decisions are made based on the following information:

  •
  External Market Analysis:  The Committee annually conducts a review of market competitive compensation levels for the named executive officers. This review is performed by the independent consultant after the Committee has approved the peer companies to be used for the study. The Committee targets the 50th percentile pay level of the external market data for fixed and target compensation.

  •
  Internal Equity:  Internal equity also is a factor the Committee considers when making pay decisions. The Company has established internal levels of comparability based on revenue, operating income and headcount responsibility, geographic scope, and job complexity.

  •
  Individual Performance and Talent Assessment:  The Committee's consideration is informed by the Company's leadership talent and succession plan annual review. The Committee participates in this annual review with the full Board. The process begins within the operating companies and corporate functions, and includes the CEO meeting with the chief executive officers of each of the Company's principal operating units and with the heads of the corporate staff functions to review senior talent, succession plans, and diversity and inclusion efforts. The CEO then reviews senior talent with the full Board, including a discussion of each of the named executive officers, their potential successors, and succession plans for his own position. These reviews inform pay decisions by providing an in-depth look at the named executive officers, their responsibilities, relative contributions and future potential, and their relative compensation. Other factors such as scarce skills, leadership skills/potential, and key client relationships are also taken into consideration when reviewing compensation.

        While the Committee targets the 50th percentile, internal equity, talent assessment, financial performance and individual performance may result in total earned compensation above the median. The 2009 review of market competitive compensation is discussed below.

Market Competitive Review

        In 2009, the Committee's independent consultant conducted its annual market review to assess the competitiveness of current compensation (consisting of base salary, target annual incentive and target long-term incentives) received by the named executive officers. Retirement benefits are reviewed every two years. To reflect the fact that the Company competes for executive talent with direct industry peers and a broader group of companies, the annual compensation review benchmarked pay against two peer groups to capture the labor markets that are sources of talent for the Company's businesses. These peer groups were:

  •
  Advertising and Marketing Services Peers:  Companies that directly compete with the Company for services and talent. The data for these companies was drawn from the 2009 Global Marketing Communication Services conducted by Mercer, from SEC filings and annual reports.

  •
  Custom Peer Group:  A peer group of 21 companies in related industries with similar talent needs, including publishing, media, professional services and other talent-dependent companies facing similar talent requirements. The data for these companies was obtained from Hewitt Associates' Total Compensation Measurement Database and SEC filings. Statistical analysis was used to adjust the compensation data to reflect Interpublic's size.

        The table below lists the specific companies included in the two peer groups:

Advertising and Marketing Services Peers		Custom Peer Group
•	Havas	•	Accenture	•	News Corp.
•	Omnicom	•	Automatic Data Processing	•	New York Times
•	Publicis Groupe	•	CBS Corp.	•	Scripps Network Interactive
•	WPP	•	Clear Channel	•	Thomson Reuters
		•	Computer Sciences	•	Time Warner
		•	Fidelity National	•	Unisys
			Information Services	•	Viacom
		•	Fiserv	•	Warner Music
		•	Gannett	•	Walt Disney
		•	Liberty Media	•	Washington Post
		•	McGraw-Hill
		•	Meredith

        Data from these sources was used to determine a range of competitive pay. By considering data for multiple peer groups, the Committee believes that it reduced concerns about potential inaccuracies in and limitations of a single competitive data point. The independent consultant advised that using multiple reference points provided the Committee with a more complete view of competitive pay practices within the Company's relevant labor markets for our named executive officers.

        The 2009 study reflected that cash compensation (base plus annual incentives) for the named executive officers is within the competitive range relative to the market median (+/- 15%). Long-term incentives were somewhat higher than the median levels, yet well below the 75th percentile levels.

2009 Executive Compensation Program Elements

        For the fiscal year ended December 31, 2009, the principal components of Interpublic's executive compensation program were:

  •
  Base salary;

  •
  Performance-based annual incentive compensation;

  •
  Long-term based incentive compensation; and

  •
  Retirement and other benefits.

Base Salary

        Base salary is central to our ability to attract and retain our talent, including our named executive officers. Although its prominence in the pay mix declines with seniority, base salary generally remains an important part of compensation discussions with executive talent in the Company's industry.

        Each year the Committee determines the base salary for the CEO and, after considering recommendations from the CEO, the Committee approves base salaries for the other named executive officers. In making this determination, the Committee follows the compensation philosophy and considers many quantitative and qualitative factors, including the executive's total compensation, individual performance, level of responsibility, tenure, pay history and time since last increase, and prior experience. As appropriate, the Committee also considers any material changes in responsibilities and may seek to address perceived retention risks. The Committee makes use of periodic comparisons to base salary data paid for comparable positions within the Company and the independent consultant's annual compensation review of base salaries paid to comparable positions within comparably-sized advertising and marketing services and companies in related industries with similar client focus and talent strategies.

        For the named executive officers, base salaries are the subject of individual employment agreements (described in greater detail beginning on page 44 under the heading "Employment Agreements"), which give Interpublic the ability to increase, but not decrease, base salary. The Committee made no changes in 2009 to the base salaries of the named executive officers.

Annual Incentives

        Annual cash incentives are paid to reward performance that drives shareholder value through growth, improved profitability, and the achievement of high priority strategic objectives. Annual incentives are a standard component of competitive compensation within our labor markets and an important tool for driving behavior, improving financial results and increasing shareholder value. The Committee believes the annual incentive compensation program established for the senior executives encourage them to remain focused on achieving these primary goals and do not generally encourage or allow for excessive and unnecessary risk-taking. The annual cash incentive awards to senior executives are made under the PIP. The 2009 Performance Incentive Plan (the "2009 PIP") limits the annual incentive amount that may be earned by any one individual to $6,000,000.

        For annual incentive awards (which includes the 2009 awards and prospective 2010 awards), the Committee sets a specific individual incentive award target for each named executive officer. The individual incentive award target is expressed as a percentage of each individual's base salary. Each year, as part of its total compensation review for senior executives and after considering the independent consultant's competitive review and other factors, the Committee determines the annual incentive target for the CEO, and, after considering recommendations from the CEO, approves the annual incentive targets for the named executive officers.

        In determining the annual cash incentive target, the Committee generally takes into account the same factors that it considers in determining base salary, as well as contractual obligations for incentive compensation under individual employment agreements. For 2009, the annual cash incentive targets, as a percent of base salary, for the named executive officers were as follows: Mr. Roth 160%; Mr. Mergenthaler 100%; Mr. Dooner 100%; Mr. Krakowsky 100%; and Mr. Sompolski 75%, the same as for 2008. For the named executive officers other than Mr. Dooner, annual incentive targets are the subject of individual employment agreements (described in greater detail beginning on page 44 under the heading "Employment Agreements"), which give Interpublic the ability to increase, but not decrease, targets levels. Mr. Dooner's annual incentive target is not specified in his employment contract and is periodically determined by the Committee. For 2009, Mr. Dooner's annual cash incentive target, as a percentage of basis salary, remained the same as in 2008.

        In 2009, actual awards earned could vary between 0% and 200% of the individual incentive target based two-thirds on financial performance and one-third on the achievement of high priority objectives, except for Mr. Roth whose award opportunity was based three-quarters on financial performance and one-quarter on the achievement of high priority objectives. For Messrs. Mergenthaler, Krakowsky and Sompolski, financial performance was assessed based on the consolidated operating margin (OM) and operating income after incentives (OIAI) of the Company as a whole, each weighted equally. For Mr. Roth financial performance was assessed based on the consolidated operating margin (OM) weighted one-quarter and operating income after incentives (OIAI) of the Company as a whole weighted two-quarters. For Mr. Dooner, the financial performance measures were OM and OIAI solely of McCann Worldgroup, each weighted equally. OM and OIAI are the Company's primary measures of profitability. OIAI is defined as operating income after restructuring and impairment charges, and after the annual cost of all equity and cash incentives. OM is defined as OIAI divided by gross revenue. Prior to making awards based on the performance of the respective financial measures, the financial result may be adjusted for extraordinary items that that in the view of the Committee would cause the financial result not to be representative of actual performance. High priority objectives are set early in the year, and may include quantitative and/or qualitative objectives specific to the individual. High priority objectives include goals tied to the Company's or operating unit's strategic priorities and typically include talent management, diversity and inclusion and collaboration. For quantitative high priority objectives, specific objectives are established. For qualitative high priority objectives, specific accomplishments or expectations are defined and the Committee exercises judgment in assessing performance. With all high priority objectives, performance is assessed after considering written self-assessments provided to the Committee for the Company and its principal operating units. Results are then categorized as "below minimum", "minimum", "good", "very good", and "exceptional", then a rating between 0% to 200% of the target assigned. In 2009, in addition to the annual incentive awards, the Committee made supplemental awards to executive officers whose high priority objectives performance exceeded the exceptional level.

        For the fiscal year ended December 31, 2009, the named executive officers received the following annual incentive and supplemental awards, which were paid in March 2010.

Name	2009 Annual Incentive Award	2009 Supplemental Award	Total 2009 Award
Michael I. Roth	$1,500,000	$0	$1,500,000
Frank Mergenthaler	$783,300	$166,700	$950,000
John J. Dooner, Jr.	$800,000	$0	$800,000
Philippe Krakowsky	$583,123	$116,877	$700,000
Timothy A. Sompolski	$350,000	$0	$350,000

        For the named executive officers, other than Mr. Dooner, the Committee considered Interpublic's financial performance and each individual's achievement of individual high priority objectives. The financial performance portion of each corporate executive's 2009 award is based on ratings of 23.4% and 37.7% for OIAI and OM, respectively. These ratings reflect performance relative to pre-set targets that the Committee considered difficult to achieve. The Company has elected in accordance with SEC guidance not to disclose the specific performance objectives or 2009 results as this data provides competitive insights that could harm our business. In the financial performance assessment, the Committee approved adjustments to financial targets and results for certain extraordinary and non-recurring items of the type that were identified at time the financial performance objectives were established, including merger and/or restructuring-related costs, non-cash Company driven real estate transactions and reversal of restatement-related credits from prior years.

        For the corporate named executive officers other than Mr. Roth, each executive's high priority objective rating was based on the Committee and CEO's assessment of the executive officer's achievement of key strategic objectives.

        Mr. Mergenthaler received a high priority objective rating of "exceptional" or 200% reflecting his leadership role and success in driving significant costs from the business in response to the challenging economic environment, as well as improving the overall liquidity profile of the Company. His work with the full range of the Company's external financial constituencies was outstanding, contributing to the Company's strong share performance. Mr. Mergenthaler also participated in the Company's diversity and inclusion initiatives as both Chairperson of the Corporate Diversity Council and an executive sponsor of employee resource groups. In addition to the annual incentive award earned under the formula described above, the Committee approved a supplemental award of $116,877 in recognition of the exceptional results achieved against these key strategic high priority objectives.

        Mr. Krakowsky received a high priority objective rating of "exceptional" or 200% reflecting his leadership role and success in defining the Company's strategy to improve the competitiveness of its professional offerings. He played an important role in the successful management transition process at two of our global agency networks. Mr. Krakowsky effectively managed a number of major cross-agency client matters and remained a key leader in our emerging media activity. He also participated in the Company's diversity and inclusion initiatives as an executive sponsor of employee resource groups and a member of the Corporate Diversity Council. In addition to the annual incentive award earned under the formula described above, the Committee approved a supplemental award of $116,877 in recognition of the exceptional results achieved against these key strategic high priority objectives.

        Mr. Sompolski received a high priority objective rating of "very good" or 184.5% reflecting his success in managing the human resources function, including ongoing improvement in and development of human resources talent resident at Interpublic and the operating units, his leadership role in the Company's compensation practices, diversity and inclusion efforts and his driving of improvements in the Company's talent management capabilities and succession planning.

        Mr. Roth received a high priority objective rating of "very good" or 183.4% reflecting his strong leadership of the Company during a year of unprecedented economic uncertainty, during which the Company nonetheless was able to operate profitably, further strengthen its balance sheet position and achieve industry-leading share price appreciation. Mr. Roth set a clear vision and strategy for the Company that will enhance long-term competitiveness, as evident in exceptional performance in year-end industry rankings/honors by Interpublic companies across all marketing disciplines. He also oversaw the transition to new management at two of Interpublic's key global agencies, further improved Company-wide management succession and talent development processes and, in partnership with the Company's Board of Directors, continued to promote best practices in corporate governance, disclosure and transparency. Mr. Roth's personal leadership and commitment led to the Company making additional strides in its progress toward achieving employee and supplier diversity objectives during the course of 2009.

        Two-thirds of Mr. Dooner's incentive target was based on the OIAI and OM of McCann Worldgroup and the remaining one-third to his achievement of key strategic high priority objectives set for McCann Worldgroup. The financial portion of Mr. Dooner's 2009 award is based on ratings of 0% and 0% for OIAI and OM, respectively. These ratings reflect performance of McCann Worldgroup relative to pre-set targets that the Committee considered difficult to achieve. The Company has elected in accordance with SEC guidance not to disclose the specific performance objectives or 2009 results as this data provides competitive insights that could harm our business. Management and the Committee, however, did deem McCann Worldgroup underperformed financially against its goals. Mr. Dooner received a high priority objective rating of "very good" or 186.8%. This assessment, determined by the CEO and approved by the Committee, reflects McCann Worldgroup's performance, actions taken on specific talent-related initiatives, and progress on diversity and inclusion initiatives across the operating company.

Long-term Incentives

        Long-term incentive awards support Interpublic's talent management strategy, and are designed to retain and attract top talent, and align executive and shareholder interests by focusing recipients on the long-term performance of Interpublic and its principal operating units. Management and the Committee believe long-term incentives are a vital way to encourage collaboration across the Company and drive sustainable results over multi-year periods. The Committee believes the long-term incentive compensation program established for the senior executives encourage them to remain focused on achieving these primary goals and do not generally encourage or allow for excessive and unnecessary risk-taking. Further, these incentives ensure that executives have compensation at risk for longer periods of time and subject to forfeiture in the event they terminate their employment.

        Starting in 2009, annual long-term incentive awards were made on the final trading day of March, enabling synchronized communication of annual and long-term incentives with each executive, enforcing the concept of total compensation. At its March meeting, the Committee determined the long-term incentive target under the PIP, defined as a dollar expected value, for the CEO and, after considering recommendations from the CEO, approves the long-term incentive targets for the other named executive officers. This determination is part of its total compensation review for senior executives and, as in the case of setting salaries, takes into consideration the independent consultant's competitive review and other factors such as each executive's total compensation, pay history, absolute and relative performance, and expected future performance. For the named executive officers, long-term incentive targets are the subject of individual employment agreements (described in greater detail beginning on page 44 under the heading "Employment Agreements"), which allow Interpublic to increase, but not decrease, long-term incentive targets.

        For 2009, the Committee used a combination of stock options, restricted shares, and performance cash to deliver long-term incentives to its Chairman and CEO. The Committee believes that since the CEO has the greatest ability to drive company performance, this mix of equity and cash was appropriate. For the other named executive officers, the Committee used a combination of restricted shares and performance cash to deliver long-term incentives. Restricted shares serve primarily as a retention vehicle, with some ability to motivate executives to improve stock price. Performance cash motivates executives to achieve internal operational financial goals.

        Total long-term incentive expected dollar value guidelines are set for each position. The Committee set the following long-term incentive expected dollar value guidelines for 2009: Mr. Roth, $5,000,000; Mr. Mergenthaler, $1,000,000; Mr. Dooner, $1,000,000; Mr. Krakowsky, $750,000; and Mr. Sompolski, $800,000. For grants made in 2009, the expected value of Mr. Roth's long-term incentive award was designed to split one-third of the total long-term incentive expected value in stock options, one-third in performance cash and one-third in restricted shares, and for the other named executive officers was split one-third of the total long-term incentive expected value in restricted shares and two-thirds in performance cash.

        The number of stock options and restricted shares granted is determined by dividing the expected value allocated to each type of award by the estimated expected per share value of the type of award at the time of grant. These estimated expected values of the respective types of awards are developed with the independent consultant's assistance, and for stock options also with the assistance of the third party that provides the Company with stock option values for SFAS 123(R) reporting purposes. In all cases, these expected values and stock option exercise prices are calculated using the average of the Company's high and low prices based on the Company's stock price on the grant date.

        The expected values at grant for the named executive officers' 2009 annual long-term incentive awards were as follows:

Name	Stock Options	Performance Cash at Target Value	Restricted Shares	Total Expected Value
Michael I. Roth	$1,343,430	$1,989,903	$1,666,667	$5,000,000
Frank Mergenthaler	$0	$666,667	$333,333	$1,000,000
John J. Dooner, Jr.	$0	$666,667	$333,333	$1,000,000
Philippe Krakowsky	$0	$500,000	$250,000	$750,000
Timothy A. Sompolski	$0	$533,333	$266,667	$800,000

        Under the terms of the 2006 Performance Inventive Plan (the "2006 PIP"), which was in effect prior to the approval of the 2009 PIP by stockholders at the 2009 Annual Meeting, Mr. Roth's 2009 stock option award could not exceed 500,000 stock options. For 2009, this limit resulted in an award with a total grant date expected value of $1,343,430. The remaining expected value of Mr. Roth's 2009 award was granted as $1,989,903 in performance cash and $1,666,667 in restricted shares to arrive to the total $5,000,000 approved by the Committee.

        The formula (or formulae) for determining the number of options and the number of restricted shares to be issued was (or were) based on the fair market value of a share of the Company common stock on the grant date.

        Stock options are granted on such terms as are approved by the Committee. The term of the option may not exceed ten years. All stock options granted to the Mr. Roth in 2009 vest 33%, 33% and 34% on the second, third and fourth anniversaries, respectively, of the date of grant. The Company believes that these vesting provisions promote a long-term focus and provide a strong retention incentive for participants. Grants to the named executive officers are shown in the Grants of Plan-Based Awards Table on page 35.

        For restricted stock, the sale or transfer of shares is typically restricted for a period of three years from the grant date and the shares are subject to forfeiture if the executive leaves Interpublic before the restrictions expire, unless the Committee determines otherwise. Two exceptions generally apply as follows. First, the Company may, on a case-by-case basis, grant shares with different vesting periods, most often in the case of up-front equity grants made to new executives as consideration for equity forfeited at prior employers. In these instances, the Company will strive to approximate generally the vesting terms that existed for the forfeited equity, but in no event will the shares vest in less than one year. Second, equity awards may be used to address a specific employment or retention need and the vesting period may be lengthened or shortened as appropriate to the individual circumstances.

        The Committee introduced in 2009 the use of performance cash awards. Performance cash awards are subject to vesting over a three-year performance period. The final value of the award may vary from 0% to 200% of the target amount based on Interpublic or its principal operating unit's multi-year performance against objectives set annually at the beginning of each year. Final award values are, therefore, a function of performance against these metrics and are paid in cash. Awards are made after audited financial results are available for the completed performance period, the Committee approves the results, and the award becomes vested, which generally occurs on the third anniversary of the grant date.

        In 2009, performance cash awards were granted for the 2009 through 2011 performance period. For the named executive officers, other than Mr. Dooner, the performance objectives were tied to Interpublic's three-year annual organic revenue growth and operating margin. Performance cash granted to Mr. Dooner were tied to the same metrics for McCann Worldgroup. Under the terms of the awards, the actual value, if any, that the executive would receive at the end of the three-year performance period depended on the extent to which the performance objectives are achieved over the three-year period. The Company has elected in accordance with SEC guidance not to disclose the specific performance objectives as these financial target data are not publicly-disclosed and might provide competitive insights that could harm our business. Management and the Committee, however, based on year-over-year comparisons, deem these financial performance targets as relatively difficult to achieve.

        The Committee believes that the recent uncertain and volatile economic environment is not suitable for performance forecasting and for setting incentive targets over three-year periods. Accordingly, in 2009 the Committee modified the design of long term performance awards made under the PIP to set future targets and measure performance annually, with the final value of an award determined by the average of the performance ratings achieved during the three years, rather than on a cumulative basis over such three-year period. The Committee established performance targets for 2009 that the Committee considers difficult to attain while appropriate for the current economic environment. At the beginning of 2010, the Committee will determine performance targets for that year.

        The performance cycle of the 2007-2009 performance shares ended December 31, 2009. Mr. Roth, Mr. Mergenthaler, Mr. Krakowsky and Mr. Sompolski each earned a performance rating of 12% of target. The rating was tied to Interpublic's three-year cumulative revenue and operating margin targets. For

Mr. Dooner the performance rating earned was 0% of target, tied to McCann Worldgroup's three-year cumulative revenue and operating margin targets. The resulting numbers of shares were as follows:

	2007-2009 Performance Shares
Name	at target	rating	final payout
Michael I. Roth	320,512	12%	38,461
Frank Mergenthaler	26,709	12%	3,205
John J. Dooner, Jr.	26,709	0%	0
Philippe Krakowsky	13,354	12%	1,602
Timothy A. Sompolski	21,367	12%	2,564

        The total number of shares earned over 2007-2009 will be issued on May 31, 2010 subject to continued employment by the Company until that time.

Retirement and Other Benefits

        The Company provides its named executive officers with life and medical insurance, retirement savings and compensation deferral programs and other benefits. These benefits include the Capital Accumulation Plan ("CAP"), a non-qualified plan under which a fixed dollar amount and interest are annually credited to an account in a participant's name, and the Senior Executive Retirement Income Plan ("SERIP"), a non-qualified defined benefit plan under which participants receive fixed annual payments for 15 years after a qualifying retirement. These benefits also include executive medical benefits, the Company's qualified 401(k) savings plan and reimbursement for tax planning and preparation. Beginning in 2010, the Company will no longer provide reimbursement for tax planning and preperation to its senior executives.

        As part of its competitive pay review, the independent consultant periodically provides the Committee with a comparison of Interpublic's benefits programs to those for a sample of competing companies. This benefits program review is conducted in the context of total compensation, and the review considers compensation and benefits in total.

        Decisions regarding new or enhanced participation in these programs, other than 401(k), are made after considering the total compensation, and are often used as inducements for new hires to accept employment or as one component to a total pay discussion or negotiation. For many of the named executive officers, retirement and other benefits are the subject of individual employment agreements (described in greater detail beginning on page 44 under the heading "Employment Agreements"), which give Interpublic the ability to increase, but not decrease, the specific benefit.

        On a case-by-case basis, the Committee, and the Management Human Resources Committee (MHRC), consisting of Interpublic's CEO, CFO, General Counsel and Chief Human Resources Officer, to which the Committee delegates certain responsibilities, consider the appropriateness of CAP and SERIP participation and benefits. In making recommendations to the Committee or MHRC, the Company considers the individual's role, level in the organization, total compensation level, performance, length of service, and other factors. When making determinations to award additional CAP and SERIP awards, the Company also considers all forms of accrued qualified and non-qualified retirement benefits previously awarded or earned, and assumes the executive contributed the maximum amount permitted to the 401(k) savings plan.

        The CAP provides participants with an annual dollar credit to an interest-bearing account. Under the terms of the CAP, interest is credited on December 31st of each year at an interest rate equal to the closing 10-year U.S. Treasury yield on the last business day of the immediately preceding calendar year. For a more detailed description of the CAP, see "Nonqualified Deferred Compensation Arrangements—The Interpublic Capital Accumulation Plan" on page 41. Messrs. Roth, Mergenthaler, Krakowsky and Mr. Sompolski participate in CAP at the levels described on page 42.

        The SERIP provides a defined annual annuity to selected executives for a 15-year period upon satisfying the vesting provisions. Participation is limited to a select group of very senior executives and requires Committee approval. Mr. Roth is the only named executive officer who participates in the SERIP. For a more detailed description of the SERIP, see "Pension Arrangements—The Interpublic Senior Executive Retirement Income Plan" on page 39. Mr. Roth participates in SERIP at the level described on page 40.

        The Company's 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all U.S.-based employees, including the named executive officers, are able to contribute compensation on a before-tax basis, subject to dollar limits prescribed by the federal tax laws. For employees with less than 10 years of service, the Company will match 50% of the first 6% of compensation that is contributed. For employees with 10 or more years of service, the Company will match 75% of the first 6% of compensation that is contributed. The Company's 401(k) savings plan also allows after-tax contributions up to limits prescribed by the federal tax laws. The match applies to the total amount contributed on both a before- and after-tax basis.

        From time to time, the Company may provide an additional performance-based matching contribution to the 401(k) plan based on the Committee's assessment of the Company's annual performance, including the Company's operating margin for its consolidated U.S. businesses relative to pre-set targets. The objective of this feature is to induce greater participation in the 401(k) savings plan and to allow all U.S. employees to benefit from the Company's performance. For 2009, the Committee approved an additional matching equal to 8% of participant matched contributions.

Severance and Change of Control Benefits

        The named executive officers may receive severance benefits from the Company under the terms of their employment agreements (described in greater detail beginning on page 44 under the heading "Employment Agreements"), the Company's Executive Severance Plan and/or their change of control agreements depending on the circumstances of their terminations. Under the PIP, named executive officers receive accelerated vesting and payouts at target of their annual and long-term incentives upon a Change of Control (as defined on page 54). Severance benefits under these and other applicable plans or agreements are described in greater detail beginning on page 44 under the heading "Employment Agreements."

        These agreements are in place to provide severance benefits that are competitive with those of our direct competitors and general industry and that mitigate job security concerns for named executive officers and other senior executives.

        The change of control agreements in place for each of the named executive officers are intended to encourage the retention and focus of critical executive talent in the face of the potentially disruptive impact of a Change of Control of the Company. Under the agreements, individuals are eligible for enhanced severance benefits. The enhancements are contingent on a Change of Control followed by a Qualifying Termination. This design enables executives to consider corporate transactions that are in the best interest of shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment.

Share Ownership Guidelines

        In 2007, the Committee approved the implementation, effective January 1, 2008, of stock ownership guidelines for non-employee directors, named executive officers and other senior executives. The purpose of the stock ownership guidelines are to:

  •
  Align the financial interests of executives and non-employee directors with the Company's shareholders

  •
  Communicate the commitment and personal investment of executives and directors in the Company

  •
  Conform with corporate governance best practice trends

        The stock ownership guidelines are expressed as multiples of base salary. The multiple for the CEO is five times base salary and for the other named executive officers is two times base salary. The executives in the program have five years to reach their established guidelines, which is measured by combining actual Company stock owned, unvested restricted shares and any shares owned through the Company stock purchase plan.

        Every year, at its July meeting, the Committee reviews the levels of stock ownership against the stock ownership guidelines of named executive officers and other senior executives. The Company expects the named executive officers to continue to build their ownership over the next three years to meet these guidelines and intends to periodically check their progress toward these goals.

Tax and Accounting Implications

Deductibility of Executive Compensation

        Section 162(m) of the U.S. Internal Revenue Code (the "Code") prohibits the Company from taking a tax deduction for compensation paid in excess of $1,000,000 to the named executive officers (other than the principal financial officer). However, performance-based compensation, as defined in the tax law, is fully deductible if the plan under which the compensation is paid has been approved by shareholders and meets other requirements. The Company's policy is to qualify the compensation paid under its incentive compensation programs as tax deductible to the extent feasible and consistent with its overall compensation objectives.

        As part of its responsibility, the Committee reviews and considers the deductibility of executive compensation. The Company believes that compensation paid in 2009 under the Company's executive incentive plans is deductible for federal income tax purposes, except as indicated below. In certain situations, the Committee may approve compensation that is not deductible in order to ensure competitive levels of total compensation for its named executive officers. In this regard, for 2009, with respect to each named executive officer who is covered by Section 162(m) of the Code, to the extent that the sum of the executive's base salary, the fair market value of restricted share awards that vested during the year and the additional bonus awards exceeded $1,000,000, the excess was not deductible for federal income tax purposes.

        The Company has guidelines for reviewing the impact of the accounting and tax treatment of various forms of compensation covered by the PIP. The guidelines identify specific responsibilities and actions required by the Human Resources, Accounting and Tax departments for all group and individual actions. These guidelines are designed to ensure that accounting and tax treatment of the awards granted under the plan are properly addressed.

Nonqualified Deferred Compensation

        Effective since January 1, 2005, most of the Company's deferred compensation and nonqualified retirement benefit arrangements, including most of the Company's severance arrangements, have been subject to new tax rules under Section 409A of the Code. The Company has made significant efforts to ensure that affected arrangements comply with the new requirements.

Accounting for Stock-based Compensation

        Beginning on January 1, 2006, the Company began accounting for stock-based payments including its grants of stock options, restricted shares and performance shares in accordance with the requirements of SFAS 123(R).

Compensation Recovery in the Event of a Financial Restatement

        For performance periods beginning after December 31, 2005, Interpublic's Board has adopted a policy under which, in the event of a significant restatement of financial results due to fraud or misconduct, it will review payments made to senior executives on the basis of having met or exceeded specific performance targets during the restatement period. If such bonuses would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company all such bonuses to senior executives whose fraud or misconduct resulted in such restatement, as determined by the Board. For purposes of this policy, the term "senior executives" means "executive officers" as defined under the Securities Exchange Act of 1934, as amended, and the term "bonuses" means awards under The Interpublic Group of Companies, Inc. 2004 Performance Incentive Plan or any equivalent incentive plan which supersedes such plan.

COMPENSATION AND LEADERSHIP TALENT COMMITTEE REPORT

        Among its duties, the Compensation and Leadership Talent Committee is responsible for reviewing and discussing with the Company's management the Compensation Disclosure and Analysis included in this Proxy Statement for the 2009 Annual Meeting (the "CDA"). Based on such a review and discussion, the Committee has recommended to the Board of Directors that the CDA be included in this Proxy Statement and incorporated by reference in the Company's Form 10-K for the year ended December 31, 2009.

Jill M. Considine, Chair Reginald K. Brack Jocelyn Carter-Miller H. John Greeniaus William T. Kerr

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth information concerning the compensation paid by Interpublic and its subsidiaries to (i) Mr. Roth, who served as the Interpublic's principal executive officer during 2009, (ii) Mr. Mergenthaler, who served as the principal financial officer in 2009 and (iii) each of the three most highly compensated executive officers of Interpublic, other than the principal executive officer and the principal financial officer (as determined based on total compensation in 2009, excluding the amount shown in the column headed Change in Pension Values Nonqualified Deferred Compensation Earnings), who were serving as executive officers on December 31, 2009 (the "named executive officers"). In each instance, the compensation shown is for services rendered in all capacities for the years indicated. As used in this Proxy Statement, the executive officers of Interpublic include the Chief Executive Officer of McCann Worldgroup, a significant operating unit of Interpublic. The employment agreements for the named executive officers are summarized beginning on page 44 under the heading "Employment Agreements."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Michael I. Roth	2009	1,400,000	0	1,666,665	1,343,430	1,500,000	74,211	401,766	6,386,072
Chairman of the Board	2008	1,332,500	0	4,316,286	2,042,966	2,500,000	0	397,433	10,589,185
and Chief Executive Officer	2007	1,130,000	0	4,749,991	2,446,470	2,404,640	0	394,664	11,125,765
Frank Mergenthaler	2009	900,000	166,700	333,332	0	783,300	0	237,616	2,420,948
Executive Vice President	2008	900,000	59,800	749,990	347,227	1,240,200	0	238,907	3,536,124
and Chief Financial Officer	2007	791,666	0	1,562,486	500,000	1,300,000	0	131,594	4,285,746
John J. Dooner, Jr.	2009	1,285,000	0	333,332	0	800,000	266,849	117,647	2,802,828
Chairman and CEO of	2008	1,285,000	109,400	749,990	347,227	1,490,600	725,518	186,991	4,894,726
McCann Worldgroup	2007	1,285,000	0	1,062,477	500,000	1,750,000	893,393	132,158	5,623,028
Philippe Krakowsky(1)	2009	670,000	116,877	249,998	0	583,123	152,869	90,116	1,862,983
Executive Vice President	2008	670,000	76,740	524,985	243,060	923,260	59,320	91,757	2,589,122
Strategy and Corporate,	2007	670,000	0	281,233	250,000	1,000,000	6,363	94,859	2,302,455
Relations
Timothy A. Sompolski	2009	570,000	0	266,666	0	350,000	0	98,312	1,284,978
Executive Vice	2008	570,000	0	599,994	277,782	520,000	0	102,588	2,070,364
President, Chief Human	2007	570,000	0	449,994	399,998	620,000	0	101,960	2,141,952
Resources Officer

(1)
Includes in each of 2007, 2008 and 2009 annual salary in the amount of $50,000 that Mr. Krakowsky has elected to forgo in consideration for the receipt of an Executive Special Benefit Agreement which is more fully described in this Proxy Statement under the heading "Executive Special Benefit Agreements" on page 39.

(2)
Consists of supplemental bonus awards, as more fully described in the CDA under the heading "Annual Incentives."

(3)
Stock Awards. The amounts shown for each year is the aggregate grant date fair value of all stock awards made to the executive during the year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

For fiscal year 2009 the above named executives were awarded only time-based restricted stock awards that are subject to forfeiture. In lieu of performance-based shares, the above named executives were awarded performance cash awards. Performance cash awards for 2009 are shown in the Grants of Plan Based Awards Table in the column titled "Estimated Future Payouts Under Non-Equity Incentive Plan Awards."

For fiscal years 2007 and 2008, the amounts shown in the table include the grant date fair value of both time-based restricted stock and performance-based shares, in each case computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the performance-based shares included in the table was calculated assuming a "target" level of performance achievement. The following table shows that grant date fair value of the awards assuming achievement of the "target" performance level and "maximum" performance level:

Name	2008 Target	2008 Maximum	2007 Target	2007 Maximum
Roth	$3,798,509	$7,597,019	$3,749,990	$7,499,980
Mergenthaler	$416,662	$833,324	$312,495	$624,991
Dooner	$416,662	$833,324	$312,495	$624,991
Krakowsky	$291,655	$583,311	$156,242	$312,484
Sompolski	$333,328	$666,655	$249,994	$499,988
(4)
The amounts in this column for Mr. Roth reflect benefits he is entitled to receive under the Senior Executive Retirement Income Plan, which is described in greater detail on page 39 under the heading "Pension Arrangements—Senior Executive Retirement Income Plan."

The amounts in this column for Mr. Dooner reflect benefits he is entitled to receive under the Retirement Account Plan, which is described in greater detail on page 40 under the heading "Pension Arrangements—Retirement Account Plan," and benefits he is entitled to receive under his Executive Special Benefit Agreement ("ESBA"), which is described in greater detail on page 39 under the heading "Pension Arrangements—Executive Special Benefit Agreements."

The amounts in this column for Mr. Krakowsky reflect benefits he is entitled to receive under his ESBA, which is described in greater detail on page 39, under the heading "Pension Arrangements—Executive Special Benefit Agreements." The ESBA provides for fixed payments over a 15 year period. The amount of each payment depends on Mr. Krakowsky's age when his employment terminates. The change in the present value of the benefits under the ESBA has been calculated assuming that Mr. Krakowsky will continue working for the Company until he reaches age 60 (at which time he would qualify for the maximum payout under the ESBA).

Neither Mr. Mergenthaler nor Mr. Sompolski participate in a pension plan. No named executive officer received preferential or above-market earnings on deferred compensation.

(5)
The table below shows the components of the amounts shown in this column for 2009.

Name	Matching contributions under the Interpublic Savings Plan ($)	Premiums paid by Interpublic on group life insurance ($)	Annual Dollar Credits under the Capital Accumulation Plan ($) (a)	Premiums paid by Interpublic on a life insurance policy ($)	Perquisites ($) (b)		Total All Other Compensation ($)
Roth	8,454	279	350,000		43,033	(c)	401,766
Mergenthaler	8,454	279	200,000		28,883	(e)	237,616
Dooner	12,129	279	0	50,000	55,239	(d)	117,647
Krakowsky	8,454	279	50,000		31,383	(f)	90,116
Sompolski	0	279	75,000		23,033	(g)	98,312

(a)
The Capital Accumulation Plan is described in greater detail on page 41 under the heading "Nonqualified Deferred Compensation Arrangements—The Interpublic Capital Accumulation Plan."

(b)
In accordance with SEC rules, information on perquisites and other personal benefits need be provided only if the aggregate value of perquisites and other personal benefits received by an executive officer during the year exceeds $10,000, in which case (i) each type of perquisite and personal benefit must be identified by type regardless of amount and (ii) any perquisite or other personal benefit that exceeds the greater of (A) $25,000 or (B) 10% of total perquisites and other personal benefits must be quantified. All perquisites and personal benefits are valued at the incremental cost to Interpublic.

(c)
For Mr. Roth includes (i) premiums for medical/dental coverage ($20,533), (ii) financial planning allowance ($2,500)* and (iii) company matching of charitable contributions made by Mr. Roth ($20,000).

(d)
For Mr. Mergenthaler includes premiums for medical/dental coverage ($28,883).

(e)
For Mr. Dooner includes (i) premiums for medical/dental coverage ($16,981), (ii) personal use of company car and driver ($15,758), (iii) financial planning allowance ($2,500)* and (iv) company matching of charitable contributions made by Mr. Dooner ($20,000).

(f)
For Mr. Krakowsky includes (i) premiums for medical/dental coverage ($28,883) and (ii) financial planning allowance ($2,500).*

(g)
For Mr. Sompolski includes (i) premiums for medical/dental coverage ($20,533) and (ii) financial planning allowance ($2,500).*

*
Financial planning allowance has been discontinued for all executive officers in 2010.

Grants of Plan-Based Awards

        The following table provides information on grants of equity and non-equity plan based awards made in 2009 to the named executive officers under the 2006 PIP. The awards listed in the table are described in greater detail in the Compensation Discussion and Analysis, beginning on page 19.

Grants of Plan-Based Awards Table

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Date Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date		Thresh- old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maximum (#)	(3)	(4)	(5)		(6)
Mr. Roth	3/31/2009	3/25/2009	(1)	0	2,240,000	4,480,000
	3/31/2009	3/25/2009	(2)		1,989,903	3,979,806
	3/31/2009	3/25/2009								402,576				1,666,665
	3/31/2009	3/25/2009									500,000	4.14	4.12	1,343,340
Mr. Mergenthaler	3/31/2009	3/25/2009	(1)	0	900,000	1,800,000
	3/31/2009	3/25/2009	(2)		666,666	1,333,332
	3/31/2009	3/25/2009								80,515				333,332
Mr. Dooner	3/31/2009	3/25/2009	(1)	0	1,285,000	2,570,000
	3/31/2009	3/25/2009	(2)		666,666	1,333,332
	3/31/2009	3/25/2009								80,515				333,332
Mr. Krakowsky	3/31/2009	3/25/2009	(1)	0	670,000	1,240,000
	3/31/2009	3/25/2009	(2)		500,000	1,000,000
	3/31/2009	3/25/2009								60,386				249,998
Mr. Sompolski	3/31/2009	3/25/2009	(1)	0	427,500	855,000
	3/31/2009	3/25/2009	(2)		533,333	1,066,666
	3/31/2009	3/25/2009								64,412				266,666

(1)
These rows show the range of potential payouts that the executive was entitled to earn for calendar year 2009 pursuant to annual incentive awards made in 2009 under the 2006 PIP as described in greater detail on page 23, under the heading "Compensation Discussion and Analysis—2009 Executive Compensation Program Elements—Annual Incentives." The resulting payments are shown in the Summary Compensation Table in the column titled "Non-equity Incentive Plan Compensation."

(2)
These rows show the range of potential payouts that the executive was entitled to earn for calendar year 2009 pursuant to long-term performance-based cash award made in 2009 under the 2006 PIP as described in greater detail on page 25, under the heading "Compensation Discussion and Analysis—2009 Executive Compensation Program Elements—Long-term Incentives."

(3)
The number of shares shown in this column represents restricted stock awards granted under the 2006 PIP. All the shares of restricted stock vest on the third anniversary date of the award.

(4)
The shares shown in this column represent shares of Common Stock issuable upon the exercise of stock options. Each of the stock options has a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(5)
The exercise price of each stock option is equal to 100% of the "fair market value" of the Common Stock, which is established by the Compensation Committee as the average of the high and low sales price of the Common Stock on the grant date as quoted on the New York Stock Exchange, on the date of grant.

(6)
The grant date fair value shown in the table is computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on outstanding equity awards, consisting of option awards (consisting of stock options and stock appreciation performance units ("SAPUs")) and stock awards, held by the named executive officers as of December 31, 2009.

	Option Awards (1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration or SAPU Settlement Date	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (8)
Mr. Roth		500,000			4.1400	3/31/2019	541,273	3,994,594	703,716	(6)	5,193,424
		500,000			9.9125	5/30/2018			300,000	(7)	2,214,000
	165,000	335,000			11.7000	5/31/2017
	330,000	170,000			8.6550	6/15/2016
	50,000				12.1650	8/04/2015
	450,000				13.6450	2/14/2015
	161,974				12.9650	7/16/2014
	2,000				13.9500	6/13/2013
	2,000				30.6550	6/07/2012
		348,515	(3)		12.1650	8/04/2010
Mr. Mergenthaler		84,981			9.9125	5/30/2018	234,128	1,727,864	68,743	(6)	507,323
	33,722	68,466			11.7000	5/31/2017
	76,256	39,284			8.6550	6/15/2016
	201,775				12.3900	8/01/2015
Mr. Dooner		84,981			9.9125	5/30/2018	176,175	1,300,171	68,743	(6)	507,323
	33,722	68,466			11.7000	5/31/2017
	76,256	39,284			8.6550	6/15/2016
	82,338				12.1450	8/03/2015
	53,342				14.0600	5/18/2014
	176,709				9.6400	3/26/2013
	25,000				27.4100	2/28/2012
	350,000				29.4750	1/02/2012
	100,000				40.4688	1/02/2011
	48,000				41.8438	12/15/2010
	20,000				41.8438	12/15/2010
Mr. Krakowsky		59,487			9.9125	5/30/2018	94,608	698,207	42,777	(6)	315,694
	16,861	34,233			11.7000	5/31/2017
	38,128	19,642			8.6550	6/15/2016
	32,935				12.1450	8/03/2015
	21,337				14.0600	5/18/2014
	18,000				9.6400	3/26/2013
	25,000				28.1250	2/25/2012
Mr. Sompolski		67,985			9.9125	5/30/2018	108,408	800,051	54,994	(6)	405,855
	26,977	54,773			11.700	5/31/2017
	61,004	31,428			8.6550	6/15/2016
	65,870				12.1450	8/03/2015
	63,745				12.5500	8/03/2014

(1)
Other than the 348,515 SAPUs awarded to Mr. Roth, as described in footnote 4 below, all of the option awards shown consist of stock option grants. All of the stock options have a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(2)
The vesting schedule for the options shown is as follows:

(a)
For Mr. Roth: 165,000 on May 30, 2010; 165,000 on May 31, 2010; 170,000 on June 15, 2010; 165,000 on March 31, 2011; 165,000 on May 30, 2011; 170,000 on May 31, 2011; 165,000 on March 31, 2012; 170,000 on May 30, 2012; and 170,000 on March 31, 2013.

(b)
For Mr. Mergenthaler: 28,043 on May 30, 2010; 33,722 on May 31, 2010; 39,284 on June 15, 2010; 28,043 on May 30, 2011; 34,744 on May 31, 2011; and 28,895 on May 30, 2012.

(c)
For Mr. Dooner: 28,043 on May 30, 2010; 33,722 on May 31, 2010; 39,284 on June 15, 2010; 28,043 on May 30, 2011; 34,744 on May 31, 2011; and 28,895 on May 30, 2012.

(d)
For Mr. Krakowsky: 19,630 on May 30, 2010; 16,861 on May 31, 2010; 19,642 on June 15, 2010; 19,630 on May 30, 2011; 17,372 on May 31, 2011; and 20,227 on May 30, 2012.

(e)
For Mr. Sompolski: 22,435 on May 30, 2010; 26,977 on May 31, 2010; 31,428 on June 15, 2010; 22,435 on May 30, 2011; 27,796 on May 31, 2011; and 23,115 on May 30, 2012.

(3)
Consist of SAPUs granted to Mr. Roth in 2005. The SAPUs have a five-year term and a base price of $12.165, which is equal to 100% of the fair market value of the Common Stock on the date of grant. The SAPUs (i) vested as to 115,010 performance units on August 4, 2007, 115,010 performance units on August 4, 2008 and 118,495 performance units on August 4, 2009. At the end of the five-year term, Mr. Roth will be entitled to receive a cash payment per SAPU equal to the amount by which the sale price of Common Stock at the end of the five-year period (calculated based on the average of the closing sales price of the Common Stock over the last 20 days of the five-year period) exceeds the base price.

(4)
The vesting schedule for the shares of restricted stock shown is as follows:

(a)
For Mr. Roth: 59,583 on February 28, 2010; 79,114 on May 22, 2010; and 402,576 on March 31, 2012.

(b)
For Mr. Mergenthaler: 21,367 on May 31, 2010; 33,627 on May 30, 2011; 98,619 on October 31, 2011; and 80,515 on March 31, 2012.

(c)
For Mr. Dooner: 40,666 on March 30, 2010; 21,367 on May 31, 2010; 33,627 on May 30, 2011; and 80,515 on March 31, 2012.

(d)
For Mr. Krakowsky: 10,683 on May 31, 2010; 23,539 on May 30, 2011; and 60,386 on March 31, 2012.

(e)
For Mr. Sompolski: 17,094 on May 31, 2010; and 26,902 on May 30, 2011; and 64,412 on March 31, 2012.

(5)
The values shown in this column are calculated by multiplying (i) the number of shares shown in the column headed "Number of Shares or Units of Stock That Have Not Vested" by (ii) the closing price of the Common Stock ($7.38), as reported by the New York Stock Exchange, on December 31, 2009.

(6)
Represents the "target" number of shares of Common Stock that a named executive officer would receive under the performance share awards granted. Final payouts under these performance share awards will not be known until the performance periods for a specific award is completed. The vesting schedule for the performance share awards, assuming the "maximum" level performance is achieved, are as follows:

(a)
For Mr. Roth: 300,000 on February 14, 2010; 320,512 on May 31, 2010; and 383,204 on May 30, 2011.

(b)
For Mr. Mergenthaler: 26,709 on May 31, 2010; and 42,034 on May 30, 2011.

(c)
For Mr. Dooner: 26,709 on May 31, 2010; and 42,034 on May 30, 2011.

(d)
For Mr. Krakowsky: 13,354 on May 31, 2010; and 29,423 on May 30, 2011.

(e)
For Mr. Sompolski: 21,367 on May 31, 2010; and 33,627 on May 30, 2011.

(7)
Represents 300,000 of the 450,000 shares of restricted stock awarded to Michael Roth on February 14, 2005. The 300,000 shares vest on the fifth anniversary of the grant date subject to Interpublic achieving specified performance goals over a 2005-2009 performance period. After the end of 2006 the Compensation Committee determined that the performance goals were not achieved and the first 150,000 shares were canceled. On March 24, 2010, the Compensation Committee determined that the performance goals were not achieved and the remaining 300,000 shares were canceled.

(8)
The values shown in this column are calculated by multiplying (i) the number of shares shown in the column headed "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested" by (ii) the closing price of the Common Stock ($7.38), as reported by the New York Stock Exchange, on December 31, 2009.

Option Exercises and Stock Vested

        The following table provides information on exercises of stock options and the vesting of stock awards held by the named executive officers that occurred in 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Roth	—	—	545,203	3,115,835
Mr. Mergenthaler	—	—	226,243	1,062,295
Mr. Dooner	—	—	218,299	1,016,895
Mr. Krakowsky	—	—	113,121	531,145
Mr. Sompolski	—	—	138,143	674,146

(1)
The value realized upon the vesting of a stock award is calculated by multiplying the number of shares vested by the average of the high and low sales price of the Common Stock, as reported by the New York Stack Exchange, on the vesting date. Stock awards that vested in 2009 for the named executive officers and the closing sales price of Interpublic Common Stock on such dates are as follows:

(a)
On March 13, 2009, at a closing price of ($4.10), the following shares vested: (i) Mr. Mergenthaler 142,838, (ii) Mr. Dooner 142,838, (iii) Mr. Krakowsky 71,419 and (iv) Mr. Sompolski 71,419.

(b)
On June 15, 2009, at a closing price of ($5.715), the following shares vested: (i) Mr. Roth 545,203, (ii) Mr. Mergenthaler 83,405, (iii) Mr. Dooner 75,461, (iv) Mr. Krakowsky 41,702 and (v) Mr. Sompolski 66,724.

PENSION ARRANGEMENTS

Executive Special Benefit Agreements

        Mr. Dooner is a party to five ESBAs entered into in between 1986 and 2002, which in the aggregate provide that if he retires, resigns or otherwise terminates employment with Interpublic or his employment terminates due to death or disability, Interpublic will pay to Mr. Dooner $2,514,500 per year for 15 years. If Mr. Dooner dies before all required payments are made to him under these ESBAs, Interpublic would make the remaining payments to his beneficiaries.

Philippe Krakowsky

        Mr. Krakowsky entered into an ESBA in 2002 which provides that if he retires, resigns or otherwise terminates employment with Interpublic after his 60th birthday, or his employment terminates due to death, Interpublic will pay to Mr. Krakowsky $245,000 per year for 15 years. If he retires, resigns or is terminated from employment with Interpublic on or after his 55th birthday, but prior to his 60th birthday, he will receive between $171,500 and $230,300 per year for 15 years, depending upon his age at the time of his termination. If his employment terminates (other than by reason of death) prior to his 55th birthday, he would receive $50,000 per year for each full year (and a pro-rata portion for each partial year), up to eight years, that he was employed by Interpublic since February 1, 2002.

        If Mr. Krakowsky's employment is terminated pursuant to a Qualifying Termination (as defined under the heading "Severance and Change of Control Benefits—Estimated Current Value of Severance Benefits Upon Qualifying Termination" below), the amount of Mr. Krakowsky's annual benefit will be the amount that would have been payable if he had continued working for Interpublic through the end of his severance period.

        If Mr. Krakowsky's employment terminates within two years after a Change of Control (as defined under the heading "Severance and Change of Control Benefits" below) of Interpublic, his ESBA benefits would be paid in a lump sum, rather than installments. The amount of the lump sum would be based on the then-present value of the benefit described above, except that if Mr. Krakowsky's termination is a Qualifying Termination and Mr. Krakowsky's age as of December 31st of the year in which the Change of Control occurs is 58 or older, the lump-sum would be based on the then-present value of $245,000 per year for 15 years.

        If Mr. Krakowsky dies before all required payments are made to him under these ESBAs, Interpublic would make the remaining payments to his beneficiaries.

The Interpublic Senior Executive Retirement Income Plan

        Interpublic provides retirement benefits to certain U.S.-based senior executives of Interpublic and its subsidiaries under the Senior Executive Retirement Income Plan ("SERIP"). In general, the SERIP entitles a participating executive to receive monthly payments for 10 or 15 years beginning two years after the executive's termination of employment (or, if later, when the executive reaches age 55). The amount of each participant's benefit is determined at the discretion of Interpublic, with approval from the Compensation Committee, and is set forth a Participation Agreement entered into with the executive. In general, the SERIP provides that 30% of a participant's benefit becomes vested after three years of participation in the SERIP, and the vested percentage increases by 10% at the end of each of the next seven years. However, the Compensation Committee or its designee may approve an alternative vesting schedule on a case-by-case basis. If an executive breaches a non-competition or non-solicitation agreement, the executive's entire benefit will be forfeited (even if the benefit had already vested). In the event a participant has a Qualifying Termination, the SERIP generally provides for continued vesting through the end of the participant's severance period.

        If a participant's employment terminates within two years after a Change of Control, the participant's vested SERIP benefit will be paid in a lump sum, rather than installments. The amount of the lump sum would be based on the then-present value of the future payments, to the extent vested. In general, the vested percentage would be determined as described above, except that if the termination is a Qualifying Termination, and as of December 31st of the year in which the Change of Control, (i) the participant's age is 55 or older and (ii) the participant is within two years of full vesting, the participant's entire benefit under SERIP will be fully vested.

        Of the named executive officers, only Mr. Roth participates in SERIP. Under his Participation Agreement, Mr. Roth is entitled to receive an annual benefit of $110,000 for 15 years. Subject to the special Change of Control provisions described above, Mr. Roth's benefit is 90% vested and will become 100% vested when he reaches age 65 (on November 22, 2010), assuming he does not terminate employment before that date.

Retirement Account Plan

        As of January 1, 1992, Interpublic amended the Interpublic Retirement Account Plan to provide benefits under a "cash balance formula" to employees of Interpublic and most of its domestic subsidiaries who have at least five years of service. Until March 31, 1998, a participant's account balance was credited annually with an amount equal to a percentage of the participant's annual compensation plus interest credits at a rate specified by the plan. The percentage of annual compensation varied based on the sum of the participant's age and years of service from 1.5% for participants with a sum less than 40 years to 5% for participants with a sum of 80 or more years. Interest credits were based on the 1-year U.S. Treasury bill rate plus 1 percentage point and were guaranteed to be at least 5% per year.

        As of March 31, 1998, Interpublic froze benefit accruals under the Retirement Account Plan and participants whose benefits were not already vested became fully vested as of April 1, 1998. Retirement account balances as of that date will continue to be credited with interest credits until benefits begin in accordance with the generally applicable Plan provisions; but additional pay credits were discontinued as of March 31, 1998.

        Mr. Dooner is the only named executive officer eligible to participate in the Retirement Account Plan. As of August 3, 2008, he is entitled to the full annual retirement benefit. The annual retirement benefit that Mr. Dooner would receive following the termination of his employment from Interpublic, if paid as a straight life annuity upon the termination of his employment is $62,185. Alternatively, Mr. Dooner may elect to receive a lump sum payment of the benefit accumulated through the termination of his employment from Interpublic. As of December 31, 2009, the amount of the lump sum payment is estimated at $568,413.

PENSION BENEFITS

        The following table provides information on pension benefits held by the named executive officers as of December 31, 2009.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Roth	SERIP		967,153	0
Mr. Mergenthaler	—	—	—	—
Mr. Dooner	Retirement Account Plan(2)	27	755,357	0
	7/01/1986 ESBA(3)	23	1,086,975	0
	7/01/1992 ESBA(3)	17	686,511	0
	6/01/1994 ESBA(3)	15	843,836	0
	3/01/1997 ESBA(3)	12	2,288,369	0
	5/02/2002 ESBA(3)	7	19,069,745	0
Mr. Krakowsky	2/1/2002 ESBA(3)	7	1,198,778	0
Mr. Sompolski	—	—	—	—

(1)
The calculation of the present value of accumulated benefit assumes (i) a discount rate of 5.50 percent, (ii) that the executive will live to the earliest available retirement age and (iii) that the executive will continue to work at the company until the earliest age as of which an executive may retire with unreduced benefits, and receive the benefit. Contingent benefits from death, early retirement and other termination of employment were not valued.

(2)
Reflects the present value of the straight life annuity of $62,185 per year that Mr. Dooner is entitled to receive upon termination of his employment.

(3)
For Mr. Dooner, the ESBA amounts shown in the table equal the present value of the benefit that he is entitled to receive upon termination of his employment. For Mr. Krakowsky, the amounts shown in the table equal the present value of the maximum benefit that he would be entitled to receive under his ESBA if he worked for Interpublic continuously until he reached age 60. The terms and conditions of the ESBAs are described in greater detail on page 39 under the heading "Executive Special Benefit Agreements."

NONQUALIFIED DEFERRED COMPENSATION ARRANGEMENTS

The Interpublic Capital Accumulation Plan

        Interpublic maintains a Capital Accumulation Plan (the "CAP") under which senior management employees of Interpublic and its subsidiaries selected by the Management Human Resources Committee (the "MHRC") are entitled to receive deferred compensation benefits. Under CAP, a participating employee receives an annual credit of a specified dollar amount (a "dollar credit") on December 31st. In addition, if a participant's employment with Interpublic is terminated pursuant to a Qualifying Termination, the participant's account would be credited on December 31st of the year in which his employment terminates with an amount equal to the sum of the dollar credits that would have been added to his account if he had continued working for Interpublic until the due date for his last severance payment. Each participant's account balance is credited with interest on December 31st of each year until the participant's benefit under the CAP is fully paid. The amount of each year's interest credit is equal to the ten-year U.S. Treasury yield curve annual rate (also known as the "constant maturity rate") as of the last business day of the immediately preceding calendar year. Each participant's account balance becomes fully vested as to both prior and future dollar and interest credits when the participant has completed three years of participation in the CAP (counting as service any period during which the participant receives severance payments), except that all interest credits since the inception of the participant's participation in the plan are subject to forfeiture if the participant breaches a non-competition or non-solicitation agreement. In the event a participant has a Qualifying Termination, the CAP generally provides for continued vesting through the end of the participant's severance period. Any portion of a participant's benefit that is not vested (taking into account accelerated vesting upon a Change of Control, as described below) will be forfeited upon termination of employment (including termination due to death or disability).

        If after a Change of Control, a participant's employment is terminated pursuant to a Qualifying Termination, (i) the participant will become fully vested and (ii) the participant's account will be immediately credited with an amount equal to the sum of the credits (other than interest credits) that would have been added to his account if he had continued working for Interpublic until the end of his severance period (determined for the named executive officers as if severance were paid in installments). In addition, if the participant's termination of employment occurs for any reason (whether or not a Qualifying Termination), within 2 years after a Change of Control, the vested account balance will be paid in a lump sum.

        Each named executive officer, other than Mr. Dooner, is a participant in the CAP and receives the following annual dollar credit:

Name	Annual Dollar Credit
Mr. Roth	$350,000
Mr. Mergenthaler	$200,000
Mr. Krakowsky	$50,000
Mr. Sompolski	$75,000

        For 2009, each participant received an interest credit equal to 2.21% of his account balance as of December 31, 2009 (determined before the 2009 dollar credit was added). Each participating named executive officer's CAP account balance is fully vested.

        Subject to earlier payment if a participant's employment terminates within two years after a Change of Control, each named executive officer's vested account balance is payable two years after the participant's termination of employment with Interpublic and its subsidiaries.

Special Deferred Compensation Arrangement

        In 1987, Interpublic amended the Retirement Account Plan to change from a final average pay formula to a career average pay formula for the calculation of retirement benefits. In connection with this change, eligible plan participants were granted a special deferred compensation arrangement (the "SDCA") that would supplement their retirement plan benefit upon termination of employment. The balance earns credits equivalent to interest in accordance with the terms of Interpublic's plan for credits equivalent to interest on balances of deferred compensation — Plan for Credits Equivalent to Interest on Balances of Deferred Compensation Owing under Employment Agreements. Mr. Dooner is the only named executive officer who is eligible to receive a benefit under the SDCA.

        Under the SDCA, Mr. Dooner will receive a lump-sum payment following termination of his employment. The amount of the lump sum payment as of December 31, 2009 was $34,679. For 2009, Mr. Dooner received an interest credit equal to 3.3% of his account balance as of December 31, 2009.

 NONQUALIFIED DEFERRED COMPENSATION

        The following table provides information on non-qualified deferred compensation arrangements for the named executive officers as of December 31, 2009.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)(4)
Mr. Roth(1)	0	350,000	23,230	0	1,428,545
Mr. Mergenthaler(1)	0	200,000	11,639	0	738,273
Mr. Dooner(2)	0	0	617	0	34,679
Mr. Krakowsky(1)	0	50,000	3,458	0	209,928
Mr. Sompolski(1)	0	75,000	9,036	0	492,908

(1)
Reflects participation in the CAP. The amounts shown as "Registrant contributions in last FY" are included in the "All Other Compensation" column for 2009 of the "Summary Compensation Table" on page 32.

(2)
Reflects participation in the SDCA.

(3)
No earnings on deferred amounts are included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the "Summary Compensation Table" for 2009 because there were no preferential or above-market earnings paid or credited under these plans and arrangements in 2009.

(4)
The aggregate balances shown in this column which were included in the in the "All Other Compensation" column of the "Summary Compensation Table" on page 32 are as follows:

(a)
for 2008: (a) $350,000 for Mr. Roth; (b) $100,000 for Mr. Mergenthaler; (c) $1,320 for Mr. Dooner; (d) $50,000 for Mr. Krakowsky; and (e) 75,000 for Mr. Sompolski; and

(b)
for 2007: (a) $350,000 for Mr. Roth; (b) $100,000 for Mr. Mergenthaler; (c) $12,915 for Mr. Dooner; (d) $50,000 for Mr. Krakowsky; and (e) 75,000 for Mr. Sompolski.

  No earnings on deferred amounts were included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the "Summary Compensation Table" for 2008 or 2007 because there were no preferential or above-market earnings paid or credited under plans and arrangements in these years.

 EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreements

        Each of the named executive officers has an employment agreement with Interpublic. Each employment agreement includes provisions describing the named executive officer's position and responsibilities, his salary and eligibility for incentive compensation and other benefits and perquisites. Each agreement also includes covenants pursuant to which the named executive officer agrees not to divulge confidential information of Interpublic and its subsidiaries and agrees for a period of time after termination of employment to refrain from soliciting employees of Interpublic and its subsidiaries and from soliciting or handling the business of clients of Interpublic. The current annual salary of each of the named executive officers is set forth below:

Name	Salary
Michael I. Roth	$1,400,000
Frank Mergenthaler	900,000
John J. Dooner, Jr.	1,285,000
Philippe Krakowsky	620,000
Timothy A. Sompolski	570,000

Michael I. Roth Employment Agreement

        Mr. Roth's employment agreement, entered into in 2004, provides, in addition to his base salary, for an annual target bonus under the Annual Management Incentive Plan equal to 133% of his base salary, with the actual award between 0% and 150% of the target depending on Interpublic financial performance, his individual performance and management discretion. In 2008, the Compensation Committee increased Mr. Roth's current annual target bonus to 160% of his base salary, with the actual award between 0% and 200% of the target depending on Interpublic financial performance, individual performance and management discretion.

        Under Mr. Roth's employment agreement, he received in 2005 a grant of options to purchase 450,000 shares of Common Stock vesting in three equal installments on the second, third and fourth anniversaries of the date of grant. The agreement also provided for a grant of 450,000 shares of restricted stock, of which (i) 150,000 shares were to vest on the second anniversary of the grant date, subject to Interpublic achieving specified performance goals over such two year period, and (ii) 300,000 shares will vest on the fifth anniversary of the grant date, subject to Interpublic achieving specified performance goals over such five-year period. All the shares subject to this grant were canceled, as the Compensation Committee determined in both March of 2007 and March of 2010 that the performance goals for the release of these shares were not achieved.

        Mr. Roth's employment agreement also provides for participation in Interpublic's performance based long-term incentive programs with a total expected annual target award value of $2,100,000 provided in a manner consistent with those provided to other executives. Each year's award may comprise stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team. In 2006, the Compensation Committee increased Mr. Roth's total expected target award value under Interpublic's performance based long-term incentive programs to $5,000,000.

        In addition, the agreement provides that Mr. Roth is entitled to (i) participate in Interpublic's Capital Accumulation Plan, with an annual dollar credit of $100,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $20,000, (iv) receive an annual financial planning allowance of $2,500, and (v) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Roth's annual dollar credit under CAP to $350,000 and increased Mr. Roth's base salary by $30,000 as a substitute for his annual automobile and club allowances. Effective April 1, 2008, the Compensation Committee increased Mr. Roth's base salary to $1,400,000.

        If Mr. Roth's employment is terminated involuntarily without Cause (as defined under the heading "Severance and Change of Control Benefits" below), he is entitled to receive salary continuation for 12 months from the date notice of his termination is provided, at the rate in effect before his termination; provided that if Mr. Roth obtains alternative employment before the end of the severance period, the amount of his severance pay will be reduced (but not below zero) by the amount of the non-contingent compensation payable to Mr. Roth in connection with his new employment for service before the end of the severance period. After an involuntary termination, Mr. Roth will be eligible to receive (i) a cash payment to subsidize the cost of medical, dental, and vision benefits at active employee rates until the end of the severance period and a subsequent COBRA period, and (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period. These benefits would automatically end if Mr. Roth accepts employment with another employer offering similar benefits. Mr. Roth may terminate his employment at any time by giving notice to Interpublic at least three months in advance.

Frank Mergenthaler Employment Agreement

        Mr. Mergenthaler's employment agreement, entered into in 2005, provides that, in addition to his base salary, Mr. Mergenthaler will be eligible for a target annual bonus under the Annual Management Incentive Plan equal to 100% of his base salary, with the actual award up to a maximum of 200% of base salary depending Interpublic's financial performance, his individual performance, and management discretion.

        In addition, the agreement provides that Mr. Mergenthaler is entitled to (i) participate in the CAP, with an annual dollar credit of $100,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, and (iv) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Mergenthaler's base salary by $20,000 as a substitute for his annual automobile and club allowances. Effective January 1, 2008, Mr. Mergenthaler's annual dollar credit under the CAP was increased to $200,000.

        The agreement also provides for participation in Interpublic's performance-based, long-term incentive programs with a total expected annual target award value of $1,000,000. Each year's award may consist of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team. In addition, Mr. Mergenthaler was granted an option to purchase 201,775 shares of Common Stock that vested in equal annual amounts on the second, third and fourth anniversaries of the grant date.

        In the event of a Qualifying Termination of Mr. Mergenthaler's employment, he will be entitled to a lump-sum cash payment equal to the sum of (i) one year's base salary at the rate in effect before his termination, (ii) his target bonus for the year of termination, plus (iii) a pro-rated portion of his target bonus for the year in which the termination occurs and (iii) any other awards and benefits to which he is entitled in accordance with their terms. Mr. Mergenthaler also may terminate his employment without "good reason" at any time by giving notice to Interpublic at least six months in advance.

John Dooner Employment Agreement

        Mr. Dooner entered into an employment agreement in 1994. A subsequent amendment in 2002 required Interpublic to obtain, and pay the premiums for, a 10 year $10,000,000 term life insurance policy for Mr. Dooner.

        If Interpublic terminates Mr. Dooner's employment involuntarily, other than for a violation of certain covenants contained in his employment agreement, he will be entitled to salary continuation, at the rate in effect before his termination, for 12 months. Under the agreement, Mr. Dooner may terminate his employment at any time by giving notice to Interpublic at least twelve months in advance.

John Dooner Retirement Agreement

        On March 8, 2010, Interpublic entered into an Agreement Regarding Retirement, effective April 1, 2010, with Mr. Dooner (the " Retirement Agreement"). Under the Agreement, Mr. Dooner will continue to be employed until March 31, 2011 at his current salary. Effective as of March 31, 2010, he will cease to be Chief Executive Officer of McCann. From April 1, 2010 through December 31, 2010, Mr. Dooner will serve as Executive Chairman of McCann. He will relinquish that position, effective December 31, 2010; however, through March 31, 2011, he will continue to assist Interpublic and McCann in the transition of leadership responsibilities to McCann's new leadership team.

        The Agreement provides that, in recognition of the contributions made by Mr. Dooner over his long career with McCann and Interpublic and his commitment to assist in the leadership transition at McCann, as long as Mr. Dooner remains employed by McCann or Interpublic through March 2011, he will receive the following compensation and benefits: (i) an award pursuant to the Executive Incentive Plan for calendar year 2010, granted under the 2009 PIP; (ii) effective March 31, 2011, full vesting of all of his then outstanding Interpublic stock options, with each option exercisable until the earlier of March 31, 2014 or the tenth anniversary of the grant date, the release of all restrictions on his then-outstanding shares of Interpublic restricted stock and vesting of his 2009 Performance Cash Award granted under the 2006 PIP; (iii) subject to achievement of applicable performance criteria, shares of Interpublic common stock or cash in settlement of his 2008 Performance Share Award, granted under the 2006 PIP; and (iv) participation in Interpublic's Executive Medical Plus Plan, if he elects to extend his coverage for the period of time allowed by COBRA, and thereafter, participation in Interpublic's Retiree Medical Plan, provided in each instance that he makes all premium payments.

        The Agreement states that Mr. Dooner's employment agreement with Interpublic made as of January 1, 1994, as amended, will remain in full force and effect, except to the extent such provisions are expressly modified by the arrangements described above. Pursuant to the employment agreement, Mr. Dooner will be subject to a non-solicit of employees and clients for twenty-four months following the termination of his employment.

        The Agreement also provides that Mr. Dooner will receive additional payments under retirement agreements, previously entered into with Interpublic, and under the Interpublic Retirement Account Plan and the Interpublic Savings Plan, in each instance in accordance with the terms and provisions of those arrangements.

Philippe Krakowsky Employment Agreement

        Mr. Krakowsky's employment agreement entered into in 2006 and as amended to date, provides that, in addition to his base salary, Mr. Krakowsky is eligible for a target annual bonus under the Annual Management Incentive Plan equal to 75% of his base salary, with the actual award in future years up to a maximum of 200% of target depending on Interpublic's financial performance, his individual performance, and management discretion. In 2007, the Compensation Committee increased Mr. Krakowsky's annual target bonus to 100% of his base salary, with the actual award between 0% and 200% of the target depending on Interpublic's financial performance, individual performance and management discretion.

        In addition, the agreement provides that Mr. Krakowsky is entitled to (i) participate in Interpublic's Capital Accumulation Plan, with an annual dollar credit of $50,000, (ii) receive an annual financial planning allowance of $2,500 and (vi) participate in such other employee benefits and programs as are available from time to time to other key management executives generally.

        The agreement also provides for participation in Interpublic's performance-based long-term incentive programs with a total expected annual target award value of $500,000. Each year's award may consist of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team.

        If Mr. Krakowsky's employment is terminated involuntarily without Cause, Mr. Krakowsky would be entitled to receive salary continuation, at the rate in effect before his termination, for 12 months from when notice of his termination is provided; provided that if Mr. Krakowsky obtains alternative employment before the end of the severance period, the amount of his severance pay will be reduced (but not below zero) by the amount of the non-contingent compensation payable to Mr. Krakowsky in connection with his new employment for service before the end of the severance period. Mr. Krakowsky is also eligible to receive a bonus for the year in which his employment is terminated. After an involuntary termination, Mr. Krakowsky would be eligible to receive (i) a cash payment to subsidize the cost of medical, dental, and vision benefits at active employee rates until the end of the severance period and a subsequent COBRA period, (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period and (iii) a cash payment in lieu of continued life insurance for 12 months from the notice date. These benefits would automatically end if Mr. Krakowsky accepts employment with another employer offering similar benefits. Mr. Krakowsky may terminate his employment at any time by giving notice to Interpublic at least six-months in advance.

Timothy A. Sompolski Employment Agreement

        Mr. Sompolski's employment agreement, entered into in 2004, provides that, in addition to his annual salary, Mr. Sompolski will be eligible for a target annual bonus under the Annual Management Incentive Plan equal to 75% of his base salary, with the actual award up to a maximum of 150% of base salary depending Interpublic profits, his individual performance, and management discretion.

        In addition, the agreement provides that Mr. Sompolski is entitled to (i) participate in Interpublic's Capital Accumulation Plan, with an annual dollar credit of $75,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, (iv) receive an annual financial planning allowance of $2,500, and (v) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Sompolski's base salary by $20,000 as a substitute for his annual automobile and club allowances.

        The agreement also gives Mr. Sompolski the right to participate in Interpublic's performance based long-term incentive programs with a total expected annual target award value of $800,000. Each award may consist of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team.

        In the event of a Qualifying Termination of Mr. Sompolski's employment, he would be entitled to a lump-sum cash payment equal to the sum of (i) the amount by which his annual salary at the then-current rate exceeds the salary paid to him after the date the notice of termination was given and (ii) a pro rata portion of his target bonus for the year in which the termination occurs; provided that if during this period Mr. Sompolski obtains alternative employment, he will be obligated to reimburse to Interpublic for all or any portion of the salary component of this payment received as compensation from the new employer. After his termination date, Mr. Sompolski will be eligible to receive (i) a cash payment to subsidize the cost of medical, dental, and vision benefits at active employee rates until the end of the severance period and a subsequent COBRA period, and (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period. These benefits would automatically end if Mr. Sompolski accepts employment with another employer offering similar benefits. Mr. Sompolski also may terminate his employment without "good reason" at any time by giving notice to Interpublic at least one month in advance.

Executive Severance Plan

        Under the Interpublic established the Executive Severance Plan ("ESP"), certain senior management employees, including the named executive officers, are entitled to receive severance and other welfare benefits , in the event of a Qualifying Termination. In general, the ESP provides for salary continuation, at the executive's base salary rate in effect for the year of termination, for a specified number of months, which varies generally according to the seniority of the executive. If the executive's Qualifying Termination occurs within two years after a Change of Control, severance is payable in a lump sum, rather than over the severance period. Mr. Roth is entitled to salary continuation for 24 months and Messrs. Dooner, Krakowsky, Mergenthaler and Sompolski are entitled to salary continuation for 18 months. The ESP also provides for cash payments in lieu of continued medical, dental and vision benefits at active employee rates for the salary continuation period, followed by a COBRA period.

        Benefits under the ESP are not in addition to severance benefits under individual employment agreements. Rather, the amount of any executive's payments or benefits under the ESP is reduced by the amount of the executive's salary continuation and comparable benefits under his employment agreement and any other arrangement. The excess (if any) of an executive's ESP benefits over his benefits under an employment agreement or other arrangement would be paid after the period for which severance is provided under the other agreement or arrangement.

        The ESP requires the executive to agree to certain post-termination covenants which, if violated, would result in the forfeiture of the executive's future severance payments and benefits. The executive must also execute a release agreement in order to receive the payments and benefits under the ESP.

Change of Control Agreements

        Each named executive officer has entered into an agreement with Interpublic that provides for severance and other benefits in the event of a Qualifying Termination within two years after a Change of Control. These benefits are instead of, and not in addition to, the benefits the executive otherwise would be entitled to receive under the executive's employment agreement and the ESP.

        Each of these change of control agreements provides for a lump-sum severance payment equal to a specified multiple of the executive's base salary plus his target bonus. For purposes of this calculation, salary and target bonus are each determined based on the rate in effect for the executive for the year of the Change of Control or the year of the Qualifying Termination, whichever is greater. For Messrs. Roth and Dooner, the multiple is three (which corresponds to a severance period of 36 months). For Messrs. Krakowsky, Mergenthaler and Sompolski, the multiple is two (which corresponds to a severance period of 24 months).

        In addition, if the named executive officer is a participant in the CAP, he is entitled to a lump-sum payment equal to the sum of (i) the annual dollar credits that would be credited to his CAP account if his severance were paid in semi-monthly installments over his severance period (rather than a lump sum), plus (ii) a prorated annual dollar credit for the year in which the severance period expires (if the expiration date is not December 31), plus (iii) a pro-rated interest credit for the year in which the severance period expires, at the rate applied under CAP for the year in which the executive's CAP balance is paid.

        Each agreement also provides that in the event of a Qualifying Termination, the named executive officer is entitled to receive through the severance period, the medical, dental and vision benefits provided under the ESP.

        Each change of control agreement requires the executive to agree to certain post-termination covenants which, if violated, would result in the forfeiture of the executive's future severance payments and benefits.

SEVERANCE AND CHANGE OF CONTROL BENEFITS

        The preceding narrative describes the severance and other benefits to which the named executive officers may be entitled under the various agreements, plans and arrangements in connection with or following a termination of the executive's employment. The following tables present a quantification of benefits that each named executive officer would have received had his employment terminated as of December 31, 2009 under various circumstances. Some benefit payments shown in the tables may be reduced if necessary to avoid adverse tax consequences under Section 280G of the Internal Revenue Code.

Estimated Current Value of Benefits Upon Termination for Cause or Voluntary Termination Without Good Reason

        The following table shows the payments and other benefits that each named executive officer would be entitled to receive had such executive's employment been terminated for Cause or the executive resigned without Good Reason on December 31, 2009.

        In general (subject to certain variations in each executive's employment agreement), Interpublic would have Cause to terminate an executive's employment if the executive (a) materially breaches a provision in his employment agreement and fails to cure such breach within a fifteen (15) day period; (b) misappropriates funds or property of Interpublic; (c) attempts to secure any personal profit related to the business of Interpublic without proper prior written approval; (d) engages in fraud, material dishonesty, gross negligence, gross malfeasance or insubordination, or willful (i) failure to follow the code of conduct of Interpublic or (ii) misconduct in the performance of his duties, excluding in either case acts taken in good faith that do not cause material harm to Interpublic; (e) refuses or fails to attempt in good faith to perform his duties as an employee or to follow a reasonable good-faith direction of the Board of Directors or the person to whom the executive reports directly if such refusal or failure is not cured within a fifteen (15) day period; (f) has committed or is formally charged or indicted for a felony or a crime involving dishonesty, fraud, or moral turpitude; or (g) engages in conduct that is clearly prohibited by the policy of Interpublic prohibiting discrimination or harassment based on age, gender, race, religion, disability, national origin or any other protected category.

        In general, "Good Reason" is defined under the applicable plans, agreements and other arrangements as an action by Interpublic, without the executive's consent, that (a) materially reduces the Executive's base salary, (b) materially diminishes the authority, duties or responsibilities of the executive or the supervisor to whom the executive is required to report, (c) materially diminishes the budget over which the Executive retains authority, (d) requires the executive to be based in an office more than fifty (50) miles outside the city in which he is principally based; or (e) materially breaches an employment agreement with the executive.

Name	Severance ($)	Bonus Payment ($)	Unvested Stock Option Spread ($)	Unvested Restricted Stock ($)	Performance Based Shares ($)	Performance Cash ($)	Pension Benefit ($) (1)(2)(3)	Deferred Compensation ($) (4)	Welfare and Other Benefits ($)
Mr. Roth	0	0	0	0	0	0	1,485,000	1,428,545	0
Mr. Mergenthaler	0	0	0	0	0	0	n/a	738,273	0
Mr. Dooner	0	0	0	0	0	0	38,303,915	34,679	0
Mr. Krakowsky	0	0	0	0	0	0	395,833	209,928	0
Mr. Sompolski	0	0	0	0	0	0	n/a	492,908	0

(1)
For Mr. Roth, represents the vested portion (90%) of his SERIP benefit. Absent a Change of Control (as defined under "Estimated Current Value of Severance Benefits for a Qualifying Termination following a Change of Control as of December 31, 2009"), Mr. Roth's SERIP benefit would be paid in 15 annual installments of $99,000 (90% of $110,000) each. If Mr. Roth's employment were to terminate within two years after a Change of Control, the benefit would be paid in a lump sum amount equal to the present value of the amount shown on the table.

(2)
For Mr. Dooner, represents:

(a)
payments of $2,514,500 per year for 15 years, totaling $37,717,500, that Mr. Dooner would receive under the 5 ESBAs entered into between 1986 and 2002 upon the termination events addressed in this table. In the event of a termination of Mr. Dooner's employment for Cause, Interpublic would contend that it has no obligation to make any payments under his ESBAs; and

(b)
a total benefit of $586,415 (if paid in a lump sum), as of December 31, 2009, to be received under the Retirement Account Plan."

(3)
For Mr. Krakowsky, represents the sum of payments of $50,000 per year (and a pro-rated portion for any partial year) for seven years, 11 months, totaling $395,833, which Mr. Krakowsky would receive under his ESBA . In the event of a termination of Mr. Krakowsky's employment for Cause, Interpublic would contend that it has no obligation to make any payment under his ESBA.

(4)
For Messrs. Roth, Mergenthaler, Krakowsky and Sompolski represents benefits under the CAP (payable in a lump sum) and for Mr. Dooner represents benefits under the SDCA.

Estimated Current Value of Severance Benefits Upon Qualifying Termination

        The following table shows the payments and other benefits that each named executive officer would be entitled to receive upon an involuntary termination of the executive's employment without Cause or a resignation by the executive for Good Reason (a "Qualifying Termination") on December 31, 2009.

Name	Severance ($) (1)(2)	Bonus Payment ($) (2)(3)	Unvested Stock Option Spread ($) (4)	Unvested Restricted Stock ($)	Performance Based Shares ($)	Performance Cash ($)	Pension Benefit ($) (5)(6)(7)	Deferred Compensation ($) (8)	Welfare and Other Benefits ($) (9)
Mr. Roth	2,800,000	0	0	0	0	0	1,650,000	2,200,118	79,032
Mr. Mergenthaler	1,350,000	1,800,000	0	0	0	0	n/a	975,684	74,466
Mr. Dooner	1,927,500	0	0	0	0	0	38,303,915	34,679	42,715
Mr. Krakowsky	930,000	583,123	0	463,597	0	0	470,833	270,413	84,220
Mr. Sompolski	855,000	427,500	0	0	0	0	n/a	591,592	52,934

(1)
The severance and benefits payable to Messrs. Roth, Dooner and Krakowsky upon a resignation for Good Reason are provided only under the ESP, and not under their employment agreements.

(2)
The form and time of the severance and bonus payments for each of the named executive officers is described in the summary of the named executive officer's employment agreement under the heading "Employment Agreements" on page 44 and ESP summary under the heading "Executive Severance Plan" on page 48.

(a)
For each of the named executive officers the severance payments shown in the table are under the ESP.

(b)
For Messrs. Mergenthaler, Krakowsky and Sompolski, the bonus payments shown in the table are pursuant to such officer's employment agreement.

(3)
In the event of a Qualifying Termination, Mr. Krakowsky is eligible to receive a bonus payment for the year his employment is terminated. The amount of the bonus payment is determined at the discretion of the Board. The amount shown in the table reflects the Non-Equity Incentive Plan Compensation payment received by Mr. Krakowsky for 2009.

(4)
Represents the aggregate amount of the difference between the closing price of the Common Stock on December 31, 2009 ($7.38) and exercise price of the "in-the-money" options that vest upon a Qualifying Termination. Currently, no outstanding options subject to vesting upon a Qualifying Termination are "in the money".

(5)
For Mr. Roth, represents the payments of $110,000 per year for 15 years, totaling $1,650,000, that Mr. Roth would receive under the his SERIP.

(6)
For Mr. Dooner, represents:

(a)
the sum of payments of $2,514,500 per year for 15 years, totaling $37,717,500, under his five ESBAs; and

(b)
a total benefit of $586,415 (if paid in a lump sum) under the Retirement Account Plan.

(7)
Represents the sum of payments of $50,000 per year (and a pro-rated portion for any partial year) for eight years, five months, totaling $470,833, which Mr. Krakowsky would receive under his ESBA.

(8)
For Messrs. Roth, Mergenthaler, Krakowsky and Sompolski represents benefits under the CAP (payable in a lump sum) and for Mr. Dooner represents benefits under the SDCA.

(9)
Includes for:

(a)
Mr. Roth (i) cash for medical/dental coverage under the ESP; and (ii) cash in lieu of employer match under 401(k) plan under his employment agreement;

(b)
Mr. Mergenthaler, cash for medical/dental coverage under the ESP;

(c)
Mr. Dooner, cash for medical/dental coverage under the ESP;

(d)
Mr. Krakowsky (i) cash for medical/dental coverage under the ESP, (ii) cash for continued life insurance premium payments under his employment agreement and (iii) cash in lieu of employer match under 401(k) plan under his employment agreement; and

(e)
Mr. Sompolski cash for medical/dental coverage under the ESP.

Estimated Current Value of Severance Benefits for Death and Disability

        The following table shows the payments and other benefits that each named executive officer would be entitled to receive in the event of such executive's death or termination of employment due to disability on December 31, 2009.

Name	Severance ($)	Bonus Payment ($)	Unvested Stock Option Spread ($) (1)(2)	Unvested Restricted Stock ($) (2)	Performance Based Shares ($) (3)	Performance Cash ($) (3)	Pension Benefit ($) (4)(5)(6)	Deferred Compensation ($) (7)	Welfare and Other Benefits ($)
Mr. Roth	0	0	0	1,654,832	1,683,729	466,233	1,485,000	1,428,545	0
Mr. Mergenthaler	0	0	0	940,916	177,208	156,200	n/a	738,273	0
Mr. Dooner	0	0	0	681,646	91,217	147,399	38,303,915	34,679	0
Mr. Krakowsky	0	0	0	270,972	119,311	117,150	3,675,000	209,928	0
Mr. Sompolski	0	0	0	332,239	141,765	124960	n/a	492,908	0

(1)
Represents the aggregate amount of the difference between the closing price of the Common Stock on December 31, 2009 ($7.38) and exercise price of the "in-the-money" options that vest upon the termination.

(2)
In the event of termination under these circumstances, each named executive officer would be entitled to (i) full vesting of all unvested stock options and (ii) pro-rata vesting of unvested shares of restricted stock.

(3)
In the event of termination under these circumstances, each named executive officer would be entitled to pro-rata vesting of performance-based shares and cash with respect to which the executive has completed the executive of at least one year in the performance cycle. The vested portion would be determined by pro-rating the target number of shares or cash (based on actual months employed from the issuance date of the applicable shares) and adjusting the number of shares or amount of cash based on (i) the actual performance through the date of such executive's termination and (ii) estimated performance for the remainder of the performance period.

(4)
For Mr. Roth, represents the vested portion (90%) of his SERIP benefit. Absent a Change of Control (as defined under "Estimated Current Value of Severance Benefits for a Qualifying Termination following a Change of Control as of December 31, 2009"), Mr. Roth's SERIP benefit would be paid in 15 annual installments of $99,000 (90% of $110,000) each. If Mr. Roth's employment were to terminate within two years after a Change of Control, the benefit would be paid in a lump sum amount equal to the present value of the amount shown on the table.

(5)
For Mr. Dooner, represents:

(a)
payments of $2,514,500 per year for 15 years, totaling $37,717,500, that Mr. Dooner or his beneficiaries would receive under his five ESBAs; and

(b)
a total benefit of $586,415 (if paid in a lump sum), as of December 31, 2009, under the Retirement Account Plan.

(6)
For Mr. Krakowsky, represents an annual benefit of $245,000 per year for 15 years, totaling $3,675,000, which Mr. Krakowsky's beneficiaries would receive under his ESBA upon his death. Upon the termination of Mr. Krakowsky's employment due to disability, he would receive annual total payments of $58,457 per year (and a pro-rated portion for any partial year) for six years, 11 months, totaling $395,833. If termination due to death or disability were to occur within two years after a Change of Control, the ESBA benefits would be paid in a lump sum equal to the present value of the amount described in the preceding sentences.

(7)
For Messrs. Roth, Mergenthaler, Krakowsky and Sompolski, represents benefits under the CAP and for Mr. Dooner represents benefits under the SDCA.

 Estimated Current Value of Change of Control Benefits as of December 31, 2009

        The following table shows the payments and other benefits that each named executive officer would be entitled to receive under the 2006 PIP in the event of a Change of Control of Interpublic as defined under the 2006 PIP had such event occurred on December 31, 2009. In general, under the 2006 PIP, a Change of Control will be deemed to have occurred if: (i) any person, other than Interpublic or any of its subsidiaries, becomes the beneficial owner of 30% or more of the combined voting power of Interpublic's then outstanding voting securities, (ii) a tender offer or exchange offer (other than an offer by Interpublic), pursuant to which 20% or more of the then outstanding shares of Common Stock were purchased, expires, (iii) the shareholders of Interpublic approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither Interpublic nor a corporation that was, prior to the merger or consolidation, a subsidiary of Interpublic, (iv) the shareholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of Interpublic's assets, or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by Interpublic's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were elected by directors who were directors at the beginning of the period.

Name	Bonus Payment ($) (1)	Unvested Stock Option Spread ($) (2)	Unvested Restricted Stock ($) (3)	Performance Based Shares ($) (4)	Performance Based Cash ($) (5)
Mr. Roth	2,240,000	0	3,994,594	7,407,424	1,989,903
Mr. Mergenthaler	900,000	0	1,727,864	507,323	666,666
Mr. Dooner	1,285,000	0	1,300,171	507,323	666,666
Mr. Krakowsky	620,000	0	698,207	315,694	500,000
Mr. Sompolski	427,500	0	800,051	405,856	533,333

(1)
Under the 2009 PIP, all EIP bonuses are paid out at the target performance level upon a Change of Control.

(2)
Represents the aggregate amount of the difference between the closing price of the Common Stock on December 31, 2009 ($7.38) and exercise price of the "in-the-money" options that vest upon the termination event described in this table.

(3)
Represents the market value of shares of restricted stock for which vesting would be accelerated upon a Change of Control, calculated based on the closing Price of the Common Stock on December 31, 2009 ($7.38).

(4)
Performance based shares immediately vest upon a Change of Control and are paid out at the target performance level, other than the performance based share awards granted on June 15, 2006, which would be paid out at the maximum performance level. The performance based shares have an assumed share price of $7.38 as of December 31, 2009.

(5)
Performance based cash immediately vests upon a Change of Control and are paid out at the target performance level.

Estimated Current Value of Severance Benefits for a Qualifying Termination
following a Change of Control as of December 31, 2009

        The following table shows the payments and other benefits that each named executive officer would be entitled to receive in the event of a Qualifying Termination of a named executive officer's employment, had such termination occurred on December 31, 2009, within two years after a Change of Control of Interpublic. In general, under the ESP, the CAP, the SERIP, the ESBAs, each named executive officer's employment agreement and change of control agreement, a Change of Control will be deemed to have occurred if: (i) any person, other than Interpublic or any of its subsidiaries, becomes the beneficial owner of more than 50% of the combined voting power of Interpublic's then outstanding voting securities, (ii) any person, other than Interpublic or any of its subsidiaries acquires ownership of thirty percent 30% or more of the combined voting power of Interpublic's then-outstanding voting securities, (iii) any person acquires assets 40% or more of Interpublic's assets (determined based on gross fair market value) or (iv) during any 12 month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election. The payments and other benefits reflected in the following table are in addition to the payments set forth in the "Estimated Current Value of "Change of Control" Benefits as of December 31, 2009" table.

Name	Severance ($) (1)	Bonus Payment ($) (1)	Unvested Stock Option Spread ($) (2)	Unvested Restricted Stock ($)	Performance Based Shares ($)	Performance Cash ($)	Pension Benefit ($) (3)(4)(5)	Deferred Compensation ($) (6)	Welfare and Other Benefits ($) (7)
Mr. Roth	4,200,000	6,720,000	0	0	0	0	1,650,000	2,598,740	114,321
Mr. Mergenthaler	1,800,000	1,800,000	0	0	0	0	n/a	1,175,684	99,288
Mr. Dooner	3,855,000	3,855,000	0	0	0	0	38,303,915	34,679	85,430
Mr. Krakowsky	1,240,000	1,340,000	0	0	0	0	495,833	320,413	109,042
Mr. Sompolski	1,140,000	855,000	0	0	0	0	n/a	666,592	70,578

(1)
The amounts set forth in this column would be paid in accordance with his the change of control agreement between each named executive officer and Interpublic. The severance and bonus payments would be paid in a lump sum.

(2)
Represents the aggregate amount of the difference between the closing price of the Common Stock on December 31, 2009 ($7.83) and exercise price of the "in-the-money" options that vest upon the termination event addressed in this table.

(3)
For Mr. Roth, consists of payments in the amount of $110,000 per year for 15 years, totaling $1,650,000, which he would receive under his SERIP. Under the terms of the SERIP, this benefit would be paid in a lump sum equal to the present value of the series of payments, resulting in an actual payment that would be less than $1,650,000.

(4)
For Mr. Dooner, represents:

(a)
The sum of $2,514,500 per year for 15 years, totaling $37,717,500, under his five ESBAs; and

(b)
total benefit of $586,415 (if paid in a lump sum), under the Retirement Account Plan.

(5)
For Mr. Krakowsky, constitutes payments in the amount of $50,000 per year for eight years, 11 months, that he would receive under his ESBA. Under the terms of the ESBA, this benefit would be paid in a lump sum equal to the present value of the series of payments, resulting in an actual payment that would be less than $495,833.

(6)
For Messrs. Roth, Mergenthaler, Krakowsky and Sompolski represents benefits to be received under the CAP (in a lump sum) and for Mr. Dooner represents benefits under the SDCA.

(7)
Includes for:

(a)
The named executive officers, cash for medical/dental coverage under their change of control agreements;

(b)
Mr. Roth, cash in lieu of employer match under 401(k) plan under his employment agreement; and

(c)
Mr. Krakowsky (i) cash for continued life insurance premium payments under his employment agreement and (ii) cash in lieu of employer match under 401(k) plan under his employment agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Interpublic's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of Interpublic's equity securities, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of Interpublic's equity securities and provide a copy of those filing to Interpublic.

        Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2009, and on the written representations made by Interpublic's directors and executive officer that no other reports were required, we believe that each person subject to Section 16(a) timely filed all required reports, except as follows:

        On June 15, 2009, Nicholas J. Camera received a total of 27,260 performance based shares after achieving specific performance goals over the 2006-2009 period. A Form 4 was filed on June 17, 2009 which reported the a sale of 15,631 of the shares to cover the associated tax withholding obligation, but did not report the receipt of the award itself. Mr. Camera filed an amended Form 4 on February 18, 2010, that included the award and withholding.

        On June 15, 2009, Christopher Carroll received a total of 19,081 performance based shares after achieving specific performance goals over the 2006-2009 period. A Form 4 was filed on June 17, 2009 which reported the sale of 12,109 of the shares to cover the associated tax withholding obligation, but did not report the receipt of the award itself. Mr. Carroll filed an amended Form 4 on February 18, 2010, that included the award and withholding.

        On June 15, 2009, John Dooner received a total of 46,576 performance based shares after achieving specific performance goals over the 2006-2009 period. A Form 4 was filed on June 17, 2009 which reported the a sale of 35,831 of the shares to cover the associated tax withholding obligation, but did not report the receipt of the award itself. Mr. Dooner filed an amended Form 4 on February 18, 2010, that included the award and withholding.

        On June 15, 2009, Philippe Krakowsky received a total of 27,260 performance based shares after achieving specific performance goals over the 2006-2009 period. A Form 4 was filed on June 17, 2009 which reported the a sale of 20,262 of the shares to cover the associated tax withholding obligation, but did not report the receipt of the award itself. Mr. Krakowsky filed an amended Form 4 on February 18, 2010, that included the award and withholding.

        On June 15, 2009, Frank Mergenthaler received a total of 54,520 performance based shares after achieving specific performance goals over the 2006-2009 period. A Form 4 was filed on June 17, 2009 which reported the a sale of 39,602 of the shares to cover the associated tax withholding obligation, but did not report the receipt of the award itself. Mr. Mergenthaler filed an amended Form 4 on February 18, 2010, that included the award and withholding.

        On June 15, 2009, Michael Roth received a total of 545,203 performance based shares after achieving specific performance goals over the 2006-2009 period. A Form 4 was filed on June 17, 2009 which reported the a sale of 258,864 of the shares to cover the associated tax withholding obligation, but did not report the receipt of the award itself. Mr. Roth filed an amended Form 4 on February 18, 2010, that included the award and withholding.

        On June 15, 2009, Timothy Sompolski received a total of 43,616 performance based shares after achieving specific performance goals over the 2006-2009 period. A Form 4 was filed on June 17, 2009 which reported the a sale of 28,450 of the shares to cover the associated tax withholding obligation, but did not report the receipt of the award itself. Mr. Sompolski filed an amended Form 4 on February 18, 2010, that included the award and withholding.

2.    APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP served as the independent registered public accounting firm of Interpublic for 2009. This firm has been Interpublic's independent auditors since 1952. PricewaterhouseCoopers LLP has advised Interpublic that it is an independent registered public accounting firm with respect to Interpublic and its subsidiaries within the meaning of the rules and regulations of the SEC.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

        Interpublic is submitting to the vote of shareholders at the annual Meeting a proposal to confirm the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of Interpublic for the year 2010. Interpublic is submitting this proposal to a vote of shareholders because the Board of Directors believes that such action follows sound corporate practice. If shareholders do not confirm the appointment of the independent registered public accounting firm, the Board of Directors will consider it a direction to consider selecting other auditors for 2010. However, even if you confirm the appointment, the Board of Directors may still appoint a new independent registered public accounting firm at any time during 2010 if it believes that such a change would be in the best interests of Interpublic and its shareholders. The affirmative vote of the majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

Fees Paid to PricewaterhouseCoopers LLP

        The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services performed in connection with the consolidated financial statements and reports for fiscal years 2009 and 2008, respectively, and for other services rendered during those years with respect to Interpublic and its subsidiaries.

Fee Category	2009 ($)	% of Total	2008 ($)	% of Total
Audit Fees	33,308,000	86.8%	42,400,000	89.2%
Audit Related Fees	648,000	1.7%	642,000	1.3%
Tax Fees	4,320,000	11.2%	4,459,000	9.4%
All Other Fees	117,000	0.3%	42,000	0.1%
Total Fees	38,393,000	100%	47,543,000	100%

        Audit Fees:    Consists of fees and out-of-pocket expenses billed for professional services rendered for the audit of Interpublic's consolidated financial statements and the audit of the effectiveness of Interpublic's internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, attest services, except those not required by statute or regulation.

        Audit Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Interpublic's consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, compliance audits and reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

        Tax Fees:    Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, assistance with custom and duties audits, expatriate tax services and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include miscellaneous tax consulting and planning.

        All Other Fees:    Other fees consisted of the performance of studies related to information technology and human resources.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee approves all audit and permissible non-audit services provided by the independent auditors. The permissible non-audit services may include audit-related services, tax-related services and all other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to its Chairman for projects less than $250,000, who must report any decision to the Audit Committee at the next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

AUDIT COMMITTEE REPORT

        The primary function of the Audit Committee is to assist the Board of Directors in its oversight of Interpublic's financial reporting process. The Committee operates pursuant to a Charter approved by the Board.

        Management is responsible for Interpublic's consolidated financial statements and overall reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, Interpublic's independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of Interpublic's consolidated financial statements and expressing opinions as to the conformity of the annual consolidated financial statements with generally accepted accounting principles. With respect to the year ended December 31, 2009, the Audit Committee has:

  •
  Reviewed and discussed the audited consolidated financial statements with management;

  •
  Reviewed and discussed with PricewaterhouseCoopers LLP the scope, staffing and general extent of the audit;

  •
  Reviewed with management and PricewaterhouseCoopers LLP the selection, application and disclosure of Interpublic's critical accounting policies used in the preparation of Interpublic's annual audited financial statements;

  •
  Evaluated PricewaterhouseCoopers LLP's performance, qualifications and quality control procedures;

  •
  Pre-approved all services, both audit (including all audit engagement fees and terms) and permitted, non-audit services performed by PricewaterhouseCoopers LLP;

  •
  Established clear policies with management for the hiring of current or former employees of PricewaterhouseCoopers LLP who participate in any capacity in Interpublic's audit;

  •
  Overseen compliance with Interpublic's Code of Ethics and procedures for the confidential and anonymous submission by employees of Interpublic and others of complaints about accounting, internal controls or auditing matters;

  •
  Reviewed with management, Interpublic's internal auditors and PricewaterhouseCoopers LLP, Interpublic's significant internal accounting and financial reporting controls and any significant deficiencies or material weaknesses relating to such internal accounting and financial reporting controls;

  •
  Reviewed and discussed with management, Interpublic's internal auditors and PricewaterhouseCoopers LLP, any disclosures made to the Committee by Interpublic's Chief Executive Officer and Chief Financial Officer in connection with the certifications required by SEC rules to be made by each such officer in Interpublic's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

  •
  Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended by SAS 90 (Codification of Statements on Auditing Standards AU Section 380), as may be modified or supplemented; and

  •
  Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (PCAOB), discussed with PricewaterhouseCoopers LLP matters relating to that firm's independence and considered whether performance by PricewaterhouseCoopers LLP of non-audit services for Interpublic is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Interpublic's Annual Report on Form 10-K for the year ended December 31, 2009.

                      David M. Thomas, Chairman
                      Jocelyn Carter-Miller
                      Richard A. Goldstein
                      H. John Greeniaus
                      Mary J. Steele Guilfoile
                      William T. Kerr

3.    SHAREHOLDER'S PROPOSAL ENTITLED "SPECIAL SHAREHOLDER MEETINGS"

        Interpublic is advised that a shareholder intends to present the proposal set forth below for consideration and action by shareholders at the Annual Meeting. The name and address of this shareholder and the number of shares of Common Stock the shareholder has stated that he owns will be furnished to any shareholder by Interpublic promptly upon receipt by Interpublic of an oral or written request for such information. The text of the shareholder's proposal and supporting statement is as follows:

Text of Shareholder Proposal

        RESOLVED, shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

        This includes that many small shareowners can be a part of the above 10%-threshold. This also includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by law) that apply only to shareowners but not to management and/or the board, and that shareholders will have no less rights at management-called special meetings than management has at shareholder-called special meetings to the fullest extent permitted by law.

Supporting Statement

        A special meeting allows shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. This proposal does not impact our board's current power to call a special meeting.

        Fidelity and Vanguard supported a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds also favored this right. The Corporate Library and Governance Metrics International have taken special meeting rights into consideration when assigning company ratings.

        This proposal topic won impressive support at the following companies based on 2008 yes and no votes:

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)
First Energy (FE)	67%	Chris Rossi
Marathon Oil	69%	Nick Rossi

        The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for improvement in our company's 2009 reported corporate governance status:

    The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company "High Concern" in executive pay with $10 million for our CEO Michael Roth who also had two outside directorships. It was troubling to discover that our company modified the long-term incentive plan to measure performance annually as opposed to cumulatively, shortening its performance period from an already short three years to one year. Our company did not fully disclose what its targets were under its short- and long-term executive pay plans.

        We had no shareholder right to cumulative voting, to vote on executive pay or an independent board chairman. Shareholder proposals to address these topics received majority votes at other companies and would be excellent topics for our next annual meeting.

        The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareholder Meetings
Yes on 3

Interpublic's Statement in Opposition

        The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

        Special Meetings—After careful consideration, the Board of Directors amended Interpublic's by-laws in 2008 to provide that shareholders representing 25% of the outstanding common stock may call a special meeting of shareholders, lowering the requirement from 50%. This change increases shareholders access and ability to call a special meeting.

        As amended, our by-laws provide that a special meeting of shareholders may be called at any time by the Board, and must be called by the Chairman of the Board, a Co-Chairman of the Board or the Secretary of Interpublic upon the written request of either (i) a majority of the Board of Directors or (ii) the holders of not less than 25% of the outstanding common stock. This by-law provision conforms to the requirements of the Delaware Corporation Law.

        A special meeting of shareholders is not a matter to be taken lightly, and should be limited to extraordinary events that only occur when either fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting. Depending on the circumstances, the prospect of a special meeting of shareholders may pose a significant threat of business disruption for our company, distraction for our employees, and put us at a competitive disadvantage as our clients and potential clients contend with the uncertainty of a pending meeting. We believe that in setting the vote threshold at 25%, the Board has effectively balanced the rights and prerogatives of ownership with prudent concern about potential misuse. Even at 25%, as few as four of our current institutional owners acting in concert may convene a special meeting.

        For a company with as many shareholders as Interpublic, furthermore, a special meeting of shareholders is a very expensive and time-consuming affair because of the legal costs in preparing required disclosure documents, printing and mailing costs, and the time commitment required of the Board and members of senior management to prepare for and conduct the meeting.

        Current Shareholder Access—As set forth on pages 5 and 10, shareholders have the ability to present proposals at the Annual Meeting and make director nominations, in accordance with the information requirements set forth in the by-laws and have the ability submit proposals for inclusion in the proxy statement in accordance with the procedures set forth Securities and Exchange Commission rules. Shareholders also have the ability to recommend director nominees to the Corporate Governance

Committee of the Board and to communicate concerns to the Board outside of the framework of the Annual Meeting. (See "Communications with the Board of Directors and Non-Management Directors" on page 11.)

        Directors' Business Judgment—The current by-law provision is an appropriate corporate governance provision for a public company of our size because it allows the directors, according to their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of shareholders to convene a special meeting.

Vote Required

        The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

 INFORMATION FOR SHAREHOLDERS THAT HOLD INTERPUBLIC COMMON STOCK THROUGH A BANK OR BROKER.

        Under SEC rules, brokers and banks that hold stock for the account of their customers are permitted to elect to deliver a single Annual Report and proxy statement (as well as other shareholder communications from the issuer) to two or more shareholders that share the same address. If you and other residents at your mailing address own shares of Common Stock through a broker or bank, you may have received a notice notifying you that your household will be sent only one copy of Interpublic's proxy materials. If you did not notify your broker or bank of your objection, you may have been deemed to have consented to the arrangement. If you determine that you would prefer in the future to receive a separate copy of Interpublic's Annual Reports and Proxy Statements, you may revoke your consent at any time by notifying Interpublic by letter addressed to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary or by calling Corporate Communications at (212) 704-1200. Your notification should include the name of your brokerage firm or bank and your account number.

        If your household received only single copy of the 2009 Annual Report or this Proxy Statement and you would like to receive a separate copy, please contact Interpublic at the above address or telephone number. If you hold your shares of Common Stock through a broker or bank and are receiving multiple copies of our Annual Reports and Proxy Statements at your address and would like to receive only one copy for your household, please contact your broker or bank.

INFORMATION FOR PARTICIPANTS IN THE INTERPUBLIC GROUP OF
COMPANIES, INC. SAVINGS PLAN.

        Participants in The Interpublic Group of Companies, Inc., Savings Plan (the "Plan") may vote the number of shares of Interpublic's Common Stock equivalent to the interest in Interpublic's Common Stock credited to their accounts under the Plan as of the record date. Participants may vote by instructions given to JPMorgan Chase Bank, N.A. ("JPMorgan"), the trustee of the Plan, pursuant to the proxy card being mailed with this Proxy Statement to Plan participants. JPMorgan will vote shares in accordance with duly executed instructions if received on or before May 26, 2010. If JPMorgan does not receive timely instructions, the shares of Common Stock equivalent to the interest in Interpublic's Common Stock credited to that participant's account, will not be voted by JPMorgan. JPMorgan will vote any shares of Common Stock held by the Plan that are not specifically allocated to any individual Plan participant (known as the suspense account) in the same proportion that JPMorgan votes the Common Stock for which it receives timely instructions.

 SOLICITATION OF PROXIES

        This solicitation of proxies is made on behalf of the Board of Directors of Interpublic. Solicitation of proxies will be primarily by mail. In addition, proxies may be solicited in person or by telephone, telefax, e-mail or other means by officers, directors and employees of Interpublic, for which they will receive no additional compensation. Banks, brokers and others holding stock in their names or in the names of nominees for the account of their customers will be reimbursed for out-of-pocket expenses incurred in sending proxy material to the beneficial owners of such shares. The cost of solicitation will be borne by Interpublic. D.F. King & Co., New York, N.Y., has been retained to assist Interpublic in the distribution of proxy materials to, and the solicitation of proxies from, brokers and other institutional holders at a fee of $16,500, plus reasonable out-of-pocket expenses. Interpublic also has agreed to indemnify D.F. King for certain liabilities, including liabilities arising under the federal securities laws.

        The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                      By Order of the Board of Directors,
                      Nicholas J. Camera
                       Secretary

April 19, 2010

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/ipg Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE Mark Here for Address Change or Comments SEE REVERSE WO# 72800 The Interpublic Group of Companies, Inc. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN WILL ATTEND FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2. Confirm the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2010 3. Shareholder Proposal on Special Shareholder Meetings THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 AND AGAINST PROPOSAL 3. 1. Election of Directors THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2, AGAINST PROPOSAL 3 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. If you plan to attend the Annual Meeting please mark the WILL ATTEND box. Nominees: 1.1 Reginald K. Brack 1.2 Jocelyn Carter-Miller 1.3 Jill M. Considine 1.4 Richard A. Goldstein 1.5 Mary J. Steele Guilfoile 1.6 H. John Greeniaus 1.7 William T. Kerr 1.8 Michael I. Roth 1.9 David M. Thomas

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 WO# 72800 FORM OF PROXY THE INTERPUBLIC GROUP OF COMPANIES, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS, May 27, 2010 The undersigned hereby constitutes and appoints Michael I. Roth, Frank Mergenthaler and Nicholas J. Camera, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of THE INTERPUBLIC GROUP OF COMPANIES, INC. to be held in the McGraw Hill Building, 1221 Avenue of the Americas, New York, New York, on Thursday, May 27, 2010 at 9:30 A.M. Eastern Time, and at any adjournments thereof, on all matters to come before the meeting. If you are a participant in The Interpublic Group of Companies, Inc. Savings Plan (the “Plan”), this card also constitutes voting instructions by the undersigned to JPMorgan Chase Bank, N.A. (“JPMorgan”), the trustee of the trust maintained under the Plan, for all shares held of record by JPMorgan as to which the undersigned is entitled to direct the voting. Any shares for which voting instructions are not timely received, will not be voted by JPMorgan. JPMorgan will vote any unallocated shares held under the Plan in the same proportion as it votes shares for which timely instructions are received. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2, AGAINST PROPOSAL 3 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD. (Continued, and to be marked, dated and signed, on the other side) THE INTERPUBLIC GROUP OF COMPANIES, INC. ANNUAL MEETING OF SHAREHOLDERS May 27, 2010 9:30 A.M. McGRAW HILL BUILDING 1221 AVENUE OF THE AMERICAS NEW YORK, NEW YORK You can view the Annual Report and Proxy Statement on the Internet at http://www.interpublic.com/2010/proxymaterials